UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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MAGNETEK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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8966 Mason Avenue
Chatsworth, California 91311

September 29, 2006

Dear Shareholder:

It is our pleasure to invite you to the 2006 annual meeting of shareholders of Magnetek, Inc., which will be held at The Westwood on Wilshire Hotel, 10740 Wilshire Blvd, Los Angeles, California 90024 on Wednesday, October 25, 2006 at 9:00 a.m. Pacific Time. During the meeting we will discuss the items of business described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. There will also be a report on Magnetek’s business operations and an opportunity to ask questions. Representatives of Ernst & Young LLP, Magnetek’s independent registered public accounting firm for fiscal year 2006, will also be present and will have the opportunity to make a statement to our shareholders and respond to questions. We expect the meeting to adjourn at about 10:00 a.m.

We hope you can personally attend the meeting and vote your shares. If you are unable to do so, it is still important that your shares be represented and we urge you to promptly sign, date and return the enclosed Proxy Card, to vote by telephone or by Internet by following the instructions on the enclosed proxy card. Your vote, regardless of the number of shares you own, is important. If you are unable to attend the meeting, we hope you will take the time to listen to it live over the Internet by accessing our website at www.magnetek.com. Copies of slides used at the meeting and the audio of the meeting and report of operations will be maintained on our website until the next annual meeting.

Sincerely,

Andrew G. Galef
Chairman of the Board of Directors

Thomas G. Boren
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time:	Wednesday, October 25, 2006, 9:00 a.m. Pacific Time.
Place:	The Westwood on Wilshire Hotel
10740 Wilshire Blvd.
Los Angeles, California 90024
Items of Business:	1) Election of the members of the Board of Directors;
2) Ratification of the appointment of Ernst & Young, LLP as Magnetek’s independent registered public accounting firm for fiscal year 2007;
3) Approval of Amendment to the Magnetek, Inc. Amended and Restated Director and Officer Compensation and Deferral Investment Plan for the Company’s independent Directors and its Officers;
4) Transaction of other business that may properly come before the meeting.
Who Can Vote:	Anyone who held shares of common stock of Magnetek, Inc., at the close of business on September 1, 2006 (the “Record Date”).
Annual Report:

A copy of Magnetek’s Annual Report for the fiscal year ended July 2, 2006, including the report on Form 10-K, without exhibits, is enclosed with this Notice of Annual Meeting and Proxy Statement. The Annual Report on Form 10-K, with exhibits, which has been filed with the Securities Exchange Commission, can be accessed through direct links to the SEC filings on the Magnetek website at www.magnetek.com. Upon request, Magnetek will, without charge, send its shareholders an additional copy of the Annual Report on Form 10-K (with financial statements and related schedules) for fiscal 2006. The request must be directed to the attention of the Corporate Secretary of Magnetek, Inc., 8966 Mason Avenue, Chatsworth, California 91311.

Method of Voting:	Your vote is important and may be cast in any of the following ways:
1) Mark, sign, date and return the enclosed Proxy Card in the postage-paid envelope (no additional postage is necessary if mailed in the United States); or
2) Vote in person at the annual meeting;
3) Vote by telephone by following the instructions on the Proxy Card; or
4) Vote via the Internet by following the instructions on the Proxy Card.

MAGNETEK, INC.

2006 ANNUAL MEETING
PROXY STATEMENT

PROXY STATEMENT

Magnetek Inc.’s Board of Directors solicits the enclosed proxy to give all of the Company’s shareholders of record an opportunity to vote on the matters set forth in the preceding Notice of Annual Meeting of Shareholders. The meeting will be held on Wednesday, October 25, 2006, at 9:00 a.m. Pacific Time, at The Westwood on Wilshire Hotel, 10740 Wilshire Blvd., Los Angeles, California 90024. This Proxy Statement and the accompanying Proxy Card were first mailed to shareholders on or about October 2, 2006.

Voting Information

Who Can Vote:   Voting rights are vested exclusively in holders of Magnetek, Inc.’s common stock, par value $.01, who held stock as of the close of business on September 1, 2006 (the “Record Date”). As of the close of business on the Record Date, there were 29,312,152 shares of common stock outstanding. Shareholders are entitled to one vote for each share of common stock held on any matter that properly comes before the shareholders at the annual meeting.

Ways to Vote:   Shareholders may vote in person at the annual meeting, by proxy, by telephone or via the Internet. To vote by proxy, simply mark the enclosed Proxy Card, date and sign it and return it in the postage-paid envelope provided. Doing so authorizes the individuals named as proxy holders on the Proxy Card to vote your shares according to your instructions. Proxy Cards that are signed and returned without voting instructions will be voted by the proxy holders in favor of each proposal. The proxy holders will vote at their discretion on other matters that properly come before the shareholders at the annual meeting. You may also vote via telephone or the Internet by simply following the instructions on the enclosed Proxy Card.

Revocation of Proxy.   At any time before the meeting, you may revoke your proxy by (a) signing another Proxy Card with a later date and returning it prior to the meeting, (b) attending the meeting in person to cast your vote, or (c) casting your vote via telephone or the Internet on a date later than the date on your Proxy Card.

Quorum and Counting of Votes.   To establish a quorum necessary to conduct business at the annual meeting, a majority of the outstanding shares of common stock must be represented. Votes may be cast in favor of the proposals, may be withheld, or you may abstain from voting on a particular item, except with respect to the election of Directors. Votes withheld from the election of any Director will be excluded entirely from the vote and will have no effect on the election. Directors are elected by a plurality of the votes cast and shares may not be voted cumulatively for the election of Directors. Abstentions will be counted as present for purposes of establishing a quorum with respect to the item on which the abstention is noted and will have the effect of a negative vote.

Broker non-votes occur when shares are held in “street” form through a broker or similar market intermediary rather than in the shareholder’s own name. The broker or other intermediary is authorized to vote the shares on routine matters, such as the election of Directors, but may not vote on non-routine matters without the beneficial shareholder’s express authorization. Broker non-votes are counted for purposes of determining the presence of a quorum for the election of Directors, but under Delaware law are not counted for purposes of determining the votes cast on any non-routine proposal.

Proposals.   The following proposals will be submitted by the Company for a vote of the shareholders at this year’s annual meeting.

Proposal 1: Election of Directors.   Each current member of the Board of Directors is recommended for re-election to the Board and has agreed to stand for re-election. If elected, they will each serve a one-year term until the next annual meeting or until a successor is elected and qualified in the event that their services as a Director terminate prior to the next meeting of shareholders for some unforeseen reason. If unforeseen circumstances make it necessary for the Board of Directors to substitute another person in place of any of the below nominees, the proxy holders will vote shares cast in favor of that nominee for the substitute. Detailed information about each of the below-named nominees is provided in the section titled “Board of Directors” on pages 4-6 of this Proxy Statement:

Andrew G. Galef

Thomas G. Boren

Dewain K. Cross

Yon Yoon Jorden

Paul J. Kofmehl

Mitchell I. Quain

Robert E. Wycoff

The Board of Directors unanimously recommends a vote “FOR” each of the nominees.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm.   The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as Magnetek’s independent registered public accounting firm for fiscal 2007. The Board has ratified the appointment. This proposal is submitted to the shareholders to verify their approval of this selection. If the appointment of Ernst & Young is not ratified by the shareholders, the Audit Committee will reconsider its selection but reserves the right to uphold the appointment.

The Board of Directors unanimously recommends a vote “FOR” approval and ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2007.

Proposal 3: Approval of the Second Amendment to the Magnetek, Inc. Amended and Restated Director and Officer  Compensation and Deferral Investment Plan.   On July 26, 2006, the Board unanimously adopted an amendment and restatement of the Magnetek, Inc. Amended and Restated Director and Officer Compensation and Deferral Plan (the “Plan”). The Plan, as amended and restated, among other things includes language applicable to nonqualified deferred compensation plans that is required by the American Jobs Creation Act of 2004, extends the opportunity to certain key executives of the Company to elect to defer voluntarily all or a portion of their compensation and/or bonus, and also increases the aggregate number of shares available for issuance under the Plan from 250,000 to 1,100,000 shares of the Company’s common stock. A more detailed summary of the Plan, is set forth on pages 7 through 11 of this Proxy Statement. The summary is qualified in its entirety by the full text of the Plan, a copy of which, as it is proposed to be amended and restated, is attached as Appendix A to this Proxy Statement. Approval of this proposal will require the affirmative vote of the holders of a majority of the Company’s shares voted at the annual meeting either in person or by proxy.

The Board of Directors unanimously recommends a vote “FOR” approval of the adoption of the Amended and Restated Director Compensation and Deferral Investment Plan.

Shareholder Proposals.   No proposals were timely submitted for inclusion in the Proxy Statement for this annual meeting or for consideration at this meeting. No untimely proposals were submitted as of the date of this Proxy Statement. Any proposals received prior to the meeting will be voted by the proxy holders in the manner deemed appropriate by the Board of Directors.

Other Matters.   Magnetek does not know of any business other than that described in the Notice of Annual Meeting and this Proxy

Statement that will be presented for consideration or action by the shareholders at this annual meeting; however, any business that properly comes before the annual meeting will be voted by the proxy holders in the manner deemed appropriate by the Board.

Submission of Shareholder Proposals for 2007 Annual Meeting.   Magnetek anticipates that next year’s annual meeting of shareholders will take place on October 31, 2007. Any shareholder satisfying the Securities Exchange Commission’s requirements and wishing to submit a proposal to be included in the Proxy Statement for the 2007 annual meeting should submit the proposal in writing to the General Counsel of Magnetek, Inc at:

Magnetek, Inc.

Attn: General Counsel

8966 Mason Avenue

Chatsworth, California 91311.

The proposal must be received on or before June 1, 2007, to be considered timely submitted for inclusion in the Proxy Statement for the 2007 annual meeting. Magnetek’s proxy holders reserve discretion to vote in the manner deemed appropriate by the Board of Directors with respect to timely filed proposals, provided that (1) Magnetek includes in its Proxy Statement for the 2007 annual meeting advice on the nature of the proposal and how Magnetek intends to exercise its voting discretion, and (2) the proponent of such proposal does not issue a separate proxy statement in respect of that proposal. Proposals that are not timely submitted for inclusion in the Proxy Statement for the 2007 annual meeting pursuant to the above paragraph, must be submitted in writing to the General Counsel at the address in the above paragraph on or before August 17, 2007 to be timely for consideration at the meeting.

Costs of Solicitation.   Magnetek will pay the cost of preparing, printing and mailing materials in connection with this solicitation of proxies. Magnetek has retained D.F. King & Co, Inc. to solicit proxies at a cost of approximately $8,000, plus reasonable out-of-pocket expense. In addition to solicitation of proxies by use of the mail, D.F. King & Co., Inc. may, without additional compensation, solicit proxies personally, by telephone or by other appropriate means. Magnetek will request banks, brokerage firms and other custodians, nominees or fiduciaries holding shares of Magnetek’s common stock for others to send proxy materials to, and to obtain proxies from, their principals, and Magnetek will reimburse them for reasonable expenses incurred in doing so upon request.

PROPOSAL NO. 1

ELECTION OF BOARD OF DIRECTORS

Our Board of Directors has nominated the seven Director candidates named below for re-election to the Board. Personal information on each of our Director candidates is provided below. All of our nominees currently serve as directors. None of our Directors are employed by Magnetek, other than Thomas Boren, the Company’s Chief Executive Officer. Each Director is elected for a one-year term, holding office until the next annual shareholders’ meeting of the Company or until a successor is elected and qualified in the event that his or her services as a Director terminate prior to the next annual shareholders’ meeting for some unforeseen reason. All of our nominee Directors have agreed to stand for re-election.

Andrew G. Galef (73), Chairman

Andrew Galef has served as Chairman of the Board since 1984. He served as Chief Executive Officer of Magnetek from September 1993 until June 1996 and from May 1999 until May 2005 Mr. Galef has been President of The Spectrum Group, Inc., a private investment and management firm, since its incorporation in California in 1978 and has served as Chairman and Chief Executive Officer of the Spectrum Group since 1987. Prior to the formation of the Spectrum Group, Mr. Galef provided professional management services to companies with operating and financial problems.

Thomas G. Boren (57), Chief Executive Officer

Thomas Boren has served on the Board since 1997 and has served as the Company’s Chief Executive Officer since May 2005.Mr. Boren has held executive positions in the energy products and services sector since 1980, most recently as Executive Vice President of PG&E Corporation, and as President and Chief Executive Officer of PG&E’s National Energy Group from August 1999 until December 2002. Prior to joining PG&E Corporation, Mr. Boren was an Executive Vice President with Southern Company and served as President and CEO of Southern Energy Inc., Southern Company’s worldwide power plant, energy trading, and energy services business.

Dewain K. Cross (68), Chairman, Audit Committee; Member, Nominating and Governance and Compensation Committees

Dewain Cross has served on the Board since 1994 and has served as Chairman of the Audit Committee since January 1995. He also serves on the Nominating and Governance Committee and the Compensation Committee. Mr. Cross served in various financial capacities with Cooper Industries, Inc., a diversified, worldwide manufacturer of electrical tools and products, from 1966 until his retirement in 1995, including as Senior Vice President of Finance from 1980 until 1995, Vice President, Finance from 1972 to 1980 and as Director of Accounting and Taxation and Assistant Controller and Treasurer prior to that. Mr. Cross is currently a director of Circor International, Inc., a fluid control valve manufacturer.

Yon Yoon Jorden (51) Member, Audit, Compensation and Nominating and Governance Committees

Yon Jorden has served on the Board since July 2004. She serves on the Audit, the Compensation and the Nominating and Governance Committees. Since 1984 Ms. Jorden has held senior management positions in the health care services, technology and manufacturing industries, mostly as Chief Financial Officer or Controller of major NASDAQ or Fortune 500 companies. From 2002 to 2004, Ms. Jorden was Executive Vice President and Chief Financial Officer of Advance PCS. Prior to that, she served as Executive Vice President and Chief Financial Officer of Informix from 2000 to 2001, and held the same position with Oxford Health Plans, Inc., from 1998 to 2000. From 1990 to 1996, Ms. Jorden was a Senior Vice President and Chief Financial Officer of Wellpoint, Inc. From 1979 until 1984, Ms. Jorden was a Senior Auditor with Arthur Andersen & Company. Ms. Jorden serves on the Board and is a member of the Audit/Ethics Committee for the Dallas Symphony and was an Advisory Board member of the University of Texas at Dallas, Institute of Excellence in Corporate Governance

Paul J. Kofmehl (78) Presiding Director for Executive Sessions of Independent Directors; Member, Compensation and Nominating and Governance Committees

Paul Kofmehl has served on the Board since 1990. He serves as the Presiding Director for executive sessions of the independent Directors and is a member of the Nominating and Governance and the Compensation Committees. Mr. Kofmehl co-founded Franklin Health Group in 1991, where he continued to work until Franklin’s merger with Corning, Inc. in 1995. From 1955 until his retirement in 1988, Mr. Kofmehl held various positions with International Business Machines Corp., most recently serving as Vice President and Group Executive, Americas Group, and as a member of the IBM Corporate Management Board. During his career at IBM, Mr. Kofmehl had executive responsibilities for various international sectors, including Europe, Canada, Latin America, the Middle East and Africa.

Mitchell I. Quain (54), Chairman, Compensation Committee; Member Audit and Nominating and Governance Committees

Mitchell I. Quain has served on the Board since 2000. He serves as the Chairman of the Compensation Committee and is a member of the Audit and the Nominating and Governance Committees. Mr. Quain is a Senior Director of ACI Capital, a private equity firm. From 2001 to 2003, he served as Vice Chairman of Investment Banking at ABN AMRO, a global full service wholesale and retail bank. Prior to that, he served as the Global Head of Industrial Manufacturing and of its banking business by ABN AMRO in 2001. From early 1997 until its acquisition by ING Barings later that year, Mr. Quain was an Executive Vice President and a member of the Board of Directors and of the Management Committee of Furman Selz, an international financial services and investment banking firm. Prior to joining Furman Selz, Mr. Quain was a partner with Wertheim & Company, Inc., an investor relations and communications company. Mr. Quain serves on the boards of Hardinge, Inc., a machine tool manufacturer, Strategic Distribution Inc., a provider of on-site supply chain management services, and Titan International, Inc., a manufacturer of civilian and military tires and wheels.

Robert E. Wycoff (76) Chairman, Nominating and Governance Committee; Member, Compensation Committee

Robert E. Wycoff has served on the Board of Directors since 1996. He serves as Chairman of the Nominating and Governance Committee and as a member of the Compensation Committee. Mr. Wycoff was the President and Chief Operating Officer of Atlantic Richfield Company (ARCO) from January 1986 until his retirement in June 1993. He also served on the Boards of ARCO, ARCO Alaska, Inc., and the ARCO Foundation, Inc. In addition, he served as Chairman of the Board and as a director of Lyondell Petrochemical Company. Following his retirement in 1993, Mr. Wycoff became President Emeritus of ARCO.

The Board of Directors unanimously Recommends that Stockholders Vote “FOR” the election of the director nominees named above.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as Magnetek’s independent registered public accounting firm for fiscal 2007. The Board has ratified the appointment. This proposal is submitted to the shareholders to verify their approval of this selection. If the appointment of Ernst & Young is not ratified by the shareholders, the Audit Committee will reconsider its selection but reserves the right to uphold the appointment.

A representative of Ernst & Young LLP is expected to attend the annual meeting and will be available to answer stockholders’ questions or have the opportunity to make a statement if he or she wishes to do so.

Fees Paid to Ernst & Young LLP

The following table shows the aggregate fees billed to Magnetek for fiscal years 2006 and 2005 by Ernst & Young LLP, the Company’s independent registered public accounting firm. All of the fees were approved by the Audit Committee in accordance with the pre-approval policy below.

Services Performed	2006	2005
Audit Fees(1)	$1,281,700	$988,700
Audit Related Fees(2)	77,400	40,700
Tax Fees(3)	24,500	42,400
All Other Fees	0	0
	$1,383,600	$1,071,800

Notes:

(1)          Includes fees billed for professional services rendered for the audits of the Company’s consolidated financial statements and internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services in connection with statutory and regulatory filings or engagements.

(2)          Includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits and consultations concerning financial accounting and reporting.

(3)          Includes fees billed for tax compliance and tax advice.

Independence of Registered Public Accounting Firm

The Audit Committee reviews annually a formal written statement from the independent registered public accounting firm disclosing all relationships between it and the Company, consistent with Independence Standards Board Standard No. 1. In addition, the Committee reviews and discusses whether non-audit services approved pursuant to the pre-approval procedure outlined below are compatible with maintaining independence. The Audit Committee determined that the performance of services described above other than audit services is compatible with maintaining the independence of Ernst & Young.

Pre-Approval Policy

The Audit Committee has adopted a formal pre-approval policy for all services provided by the Company’s independent registered public accounting firm. The policy is reviewed annually by the Committee and modified, if appropriate, in accordance with, among other things, SEC rules and regulations. The policy combines the two approaches established by the SEC for pre-approving audit and non-audit services: (1) providing for pre-approval without consideration of specific generally approved services, and (2) requiring explicit consideration and pre-approval of all other services to be provided by the independent registered public accounting firm and of any services exceeding pre-approved budgets. For both categories of services, the Audit Committee considers whether the proposed services are consistent with the SEC’s rules on auditor independence. The Audit Committee reviews and pre-approves annually the list of services subject to pre-approval and all requests or applications for such services are submitted to the Company’s Controller along with a detailed description of the services to be rendered. The Controller verifies whether a service is included within or excluded from the detailed description of services pre-approved by the Audit Committee and the Audit Committee is then timely informed of any such services rendered by the independent registered public accounting firm. Requests or applications to provide services that require specific approval of the Audit Committee are jointly submitted to the Committee by the independent registered public accounting firm and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has designated Magnetek’s internal auditor to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with this policy. The Company’s internal auditor will report to the Audit Committee on a periodic basis on the results of the monitoring. Both the internal auditor and management will immediately report to the Chairman of the Audit Committee any breach of this policy that comes to their attention. The Audit Committee will also review the internal auditor’s annual internal audit plan to determine that the plan provides for the monitoring of the independent registered public accounting firm’s services.

The Audit Committee expects all of the work of the independent registered public accounting firm for fiscal year 2007 to be approved in accordance with the above policies and procedures.

The Board of Directors unanimously recommends a vote “FOR” approval and ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2007.

PROPOSAL NO. 3

APPROVAL OF THE MAGNETEK, INC. AMENDED AND RESTATED DIRECTOR AND OFFICER
COMPENSATION AND DEFERRAL INVESTMENT PLAN

On July 26, 2006, the Board of Directors unanimously adopted a second amendment and restatement of the Magnetek, Inc. Amended and Restated Director and Officer Compensation and Deferral Investment Plan (the “Plan”), subject to approval by Magnetek’s stockholders at the 2006 annual meeting.

The Plan was originally adopted by the Board of Directors and approved by Magnetek’s stockholders on October 21, 1997.

The Plan, as amended and restated, includes language applicable to nonqualified deferred compensation plans that is required by the American Jobs Creation Act of 2004 and extends an opportunity to participate in the Plan to certain key executives of Magnetek (in addition to the members of the Board of Directors who are not employees or officers of Magnetek) by allowing them to elect to defer voluntarily all or a portion of their base compensation and/or bonus. The amendment and restatement of the Plan is also intended to represent Magnetek’s good faith compliance with Section 409A of the Internal Revenue Code. In addition, the amendment and restatement of the Plan increases the aggregate number of shares available for issuance under the Plan from 250,000 to 1,100,000 shares of Magnetek’s common stock.

The Plan, as amended and restated, is intended (i) to provide Directors who are not employees or officers of Magnetek an opportunity to defer voluntarily a portion of their annual retainer fees and meeting fees and receive those deferred fees in the form of Magnetek common stock, subject to the terms of the Plan, (ii) to provide certain key executives of Magnetek with the opportunity to defer voluntarily a portion of their base compensation and/or bonus and receive such deferred compensation in the form of Magnetek common stock, subject to the terms of the Plan, and (iii) to encourage ownership of common stock by Directors and key executives through participation in the Plan and thereby align their interests more closely with the interests of Magnetek’s stockholders. By adopting the Plan, Magnetek seeks to enhance its ability to attract and retain Directors and key executives of outstanding competence.

Summary of the Plan

The material features and provisions of the Plan are summarized below. This summary does not purport to be a compete description of all the provisions of the Plan. The summary is qualified in its entirety by the full text of the Plan, a copy of which, as it is proposed to be amended and restated, is attached as Appendix A to this Proxy Statement and incorporated herein by reference. Please refer to Appendix A for more detailed information.

General

The Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Plan, the plan administrator has the power to make all determinations and take all actions that the administrator deems necessary or desirable for administration of the Plan. Under the Plan, participating Directors may defer all or part of their retainer fees for any year and all or part of their meeting fees for each Board meeting during any year as long as the Plan is in effect. The amount of retainer fees and meeting fees to be deferred are to be expressed as a percentage of the value of the fees otherwise payable (in cash or Magnetek common stock) for the participant’s service as a Director.

The Plan, as amended and restated, would also allow a participant who is a key executive to elect to defer up to 100% of his or her base salary and/or bonus compensation otherwise payable in any year. Participation in the Plan by key executives is determined by resolution of the Compensation Committee annually or at such other time selected by the Compensation Committee.

Participation

Those members of the Board of Directors who are not employees or officers of Magnetek are eligible to participate in the Plan. In addition, under the Plan as amended and restated, those key executives who have been designated as eligible to participate in the Plan by the Compensation Committee with respect to any year beginning after December 31, 2005 will be eligible to participate in the Plan. Unless the Compensation Committee determines otherwise, Magnetek’s chief executive officer is eligible to participate in the Plan with respect to any year beginning after December 31, 2005. All of Magnetek’s non-employee directors (currently, six persons) are currently eligible to participate in the Plan. In addition, Magnetek’s chief executive officer and five of Magnetek’s other key executives have been designated by the Compensation Committee as eligible to participate in the Plan (for a total of six key executives).

In the event a participant no longer meets the requirements for participation in the Plan, such Director or key executive will become an inactive participant, retaining all the rights described in the Plan, except the right to make any further deferrals or, if applicable, receive payment of Directors’ fees in Magnetek common stock, until such time that the participant again becomes an active participant.

Payment of Magnetek Common Stock in Lieu of Cash Directors’ Fees

Each Director receives Magnetek common stock in lieu of the annual cash retainer fees otherwise payable to each Director each year for so long as the Plan is in effect. In addition, if a Director so elects, a Director may receive common stock in lieu of cash meeting fees payable to each Director each year for as long as the Plan is in effect.

The number of shares of Magnetek common stock to be issued to Directors in lieu of cash on each payment date is equal to (i) the amount of the cash retainer fees or cash meeting fees payable to each Director at the rates then in effect divided by (ii) the fair market value of Magnetek’s common stock as determined on the payment date. No fractional shares may be granted under the Plan. Instead, the cash remainder will be paid to the participant.

Subject to the terms of the Plan, participants who are issued Magnetek common stock in lieu of cash retainer fees or meeting fees have all the rights of a stockholder of the Company. Upon delivery, such shares of Magnetek common stock are non-forfeitable.

If a Director establishes that special circumstances warrant payment of retainer fees in cash, rather than in Magnetek common stock, the Compensation Committee has authority in its sole discretion to permit the Director’s retainer fees to be paid in cash. The Compensation Committee’s decision is final, conclusive, and not subject to appeal.

Deferral Opportunity

A participating Director may elect to defer up to 100% of his or her retainer fees for any year and up to 100% of his or her meeting fees for each Board Meeting during any year. The amount of retainer fees and meeting fees to be deferred is expressed as a percentage of the value of the fees otherwise payable (in cash or stock) for the participant’s service as a Director. A participating key executive may elect to defer up to 100% of his or her base salary and/or bonus compensation in any year. The minimum amount of any single eligible component of compensation which may be deferred in any year is the greater of 5% of such component or $1,000.

Absent a showing to the satisfaction of the Board of Directors of severe financial hardship (in which case an earlier distribution may be permitted), the amounts deferred by each participant and the accumulated earnings thereon will generally be paid (or commence to be paid) to the participant in January following the calendar year in which the termination of the participant’s service as a Director or key executive occurs for any reason other than death (subject to a potential delay in payments to certain participants as required by Section 409A of Internal Revenue Code). In the event of a participant’s death, the payment of the amounts deferred and the accumulated earnings (or the remaining unpaid balance, as applicable) will be made in a single lump sum payment as soon as administratively possible. Generally, participants may elect to receive payment of amounts deferred with earnings accrued thereon at the end of the deferral period in a single lump sum payment or by means of installments pursuant to the form elected by the participant at the time he or she elected to defer such amounts.

Participants will have no interest in any specific assets of Magnetek. The right to receive deferred payments under the Plan is equivalent to that of an unsecured general creditor of Magnetek.

If the deferred amounts and accumulated earnings thereon to be paid to a participant in the form of installments is less than $50,000.00, the Compensation Committee may, at or before the time such installments are scheduled to commence, in its sole discretion, elect to make payment of such amounts to the participant in a single lump sum, notwithstanding the participant’s election to receive such amounts in the form of installments.

All payments of deferred amounts will be made in shares of Magnetek common stock, provided that cash in lieu of fractional shares of Magnetek common stock will be paid by the Company.

Deferred Compensation Accounts

The Company maintains an individual bookkeeping account for deferrals made by each participant. Each participant’s account is 100% vested at all times.

Number and Source of Shares Available Under the Plan

The maximum number of shares of Magnetek common stock that was available for issuance under the Plan prior to the proposed amendment and restatement of the Plan was 250,000 shares, all of which shares have been issued as of September 22, 2006. As amended and restated, the maximum number of shares of Magnetek common stock that may be issued under the Plan is 1,100,000 shares of Magnetek common stock (representing an increase of 850,000 shares). Such shares may be treasury shares (i.e., previously issued and outstanding shares that were reacquired by Magnetek) or may be authorized but unissued shares, or may consist partly of each. If Magnetek shall at any time increase or decrease the number of outstanding shares of Magnetek common stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Magnetek common stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Magnetek common stock, then the Compensation Committee may increase, decrease, or change in like manner the number, rights and privileges of the shares issuable under the Plan as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence in order to prevent dilution or enlargement of participants’ rights under the Plan.

Amendment and Termination

The Company reserves the right to amend, modify, or terminate the Plan at any time by action of the Board, with or without prior notice. No such amendment or termination will in any material manner adversely affect any participant’s rights to amounts already deferred or earned or earnings thereon up to the point of amendment or termination or any rights of such participant under any Magnetek common stock theretofore paid to him or her hereunder, without the consent of the participant.

Non-Transferability

Except under circumstances outlined in the Plan, participants’ rights to deferred amounts, contributions, and earnings accrued thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. The Company will not make any payment under the Plan to any assignee or creditor of a participant.

Federal Income Tax Consequences

For purposes of U.S. Federal income tax treatment which generally will apply to Directors and key executives participating in the Plan, based on the U.S. Federal income tax laws in effect on the date of this proxy statement, the deferral by a participant of a portion of his or her fees or compensation under the Plan will not be a taxable event for the participant. Rather, amounts credited to a participant’s deferral accounts under the Plan, including all accrued investment earnings thereon, will be taxable to the participant as ordinary income for federal income and self-employment tax purposes in the year in which such amounts are distributed to such participant. Distributions are not eligible for rollover into an individual retirement account (IRA) or a tax-qualified plan. Thus, the amounts a participant defers and the amount by which such participant’s deferral account balances increases by way of deemed investments will be taxed when paid to that participant.

New Plan Benefits

Because the aggregate benefits under the Plan are dependent upon the number of participating Directors and key executives who elect to participate in the Plan, the portion of their Directors’ fees, base compensation and/or bonus (as applicable) that participating Directors or key executives elect to defer and the market price of Magnetek’s common stock when deferred compensation is credited to their deferral accounts, it is not possible to predict what benefits will be received under the Plan. As of September 22, 2006, the per share closing sale price of the Magnetek common stock, as reported by the New York Stock Exchange, was $3.38.

Aggregate Past Grants Under the Plan

The following table shows information regarding the number of units credited to participating Directors’ accounts in respect of deferral of directors’ fees and compensation under the Plan. The fees reported for Mr. Boren in the below table reflect compensation paid for his services as a director prior to May 2005. The fees reflected for Executive Officers reflects fees paid only to Mr. Boren.

Name and Position	Dollar Value ($)	Number of Units
Thomas G. Boren President and Chief Executive Officer	154,094	45,590
All Executive Officers as a Group	154,094	45,590
All Non-Executive Directors as a Group	935,232	276,696
All Non-Executive Officers Employees as a Group	—	—

Stockholder Approval Requirement

Approval of the second amendment and restatement of the Plan as described in this Proposal No. 3 will require the affirmative vote of the holders of a majority of Magnetek’s shares voted at the annual meeting either in person or by proxy.

The Board of Directors Recommends that Stockholders Vote “FOR” Approval of the Adoption of the second amendment and restatement of the Amended and Restated Director and Officer Compensation and Deferral Investment Plan.

CORPORATE GOVERNANCE PRINCIPLES

Magnetek’s Board of Directors and management are committed to operating the Company in accordance with its long-standing governance principles and sound business practices. This fundamental framework provides the foundation from which the Board and management pursue long-term strategic objectives aligned with the interests of the Company’s shareholders. Magnetek’s corporate governance principles are reviewed annually by the Nominating and Governance Committee and any proposed changes are discussed with and recommended to the full Board for approval. Magnetek’s governance principles are published on its website at www.magnetek.com in the “Investors” section and are available in print to any shareholder that requests a copy from the General Counsel/Corporate Secretary at Magnetek, Inc., 8966 Mason Avenue, Chatsworth, California 91311.

Board Composition and Independence

Magnetek’s Board of Directors currently consists of seven members, each of whom is elected by the Company’s shareholders to serve a one-year term until the next annual meeting of shareholders, absent any unforeseen circumstances. The guidelines for Board composition encourage a breadth of experience from a variety of industries and professional backgrounds. The Nominating and Governance Committee identifies potential candidates through professional search firms and referrals. Candidacy for Board membership requires the final approval of the full Board, based upon the recommendation of the Nominating and Governance Committee and the Chairman of the Board. Each year, the Board proposes a slate of nominees to the shareholders, who elect the members of the Board at the annual meeting. Shareholders may also propose nominees for consideration by the Nominating and Governance Committee by submitting the names and supporting information regarding proposed candidates to the Corporate Secretary in accordance with the procedure for submitting shareholder proposals set forth on page 3 of this Proxy Statement. Selected Directors are expected to meet the Company’s well-defined governance criteria, including demonstration of the highest personal and professional ethics, integrity and values, and a commitment to representing the long-term interests of the Company’s shareholders.

In accordance with the governance guidelines established by the New York Stock Exchange (NYSE) and the requirements of the Sarbanes-Oxley Act of 2002, the Board believes that a substantial majority of its members should be independent, non-employee Directors and has adopted criteria for establishing independence that meets or exceeds the requirements of the NYSE Corporate Governance Listing Standards. Each year, the Nominating and Governance Committee reviews the qualifications and independence of each existing Board member and new candidates for membership, if any, prior to making recommendations for nominations to the Board for the following year, taking into account all relevant facts, circumstances and affiliations, direct or indirect, and transactions that might impact a member’s independence from the Company and management. Based upon its most recent review of independence in July 2006, the Nominating and Governance Committee determined that all of the current Directors are independent under the NYSE Listing Standards and the Company’s guidelines, except Mr. Galef, who served as the Company’s Chief Executive Officer until May 9, 2005, and Mr. Boren, who accepted the appointment to serve as Chief Executive Officer of the Company effective May 9, 2005. Mr. Boren also serves as Chairman of the Board of Magnetek SpA, representing the interests of the Company, Magnetek SpA’s sole shareholder.

Recognizing the value of long-term experience, the Company does not have a mandatory retirement policy for its Directors. The Company does, however, require non-employee Directors to offer their resignation whenever their principal employment or affiliation changes after joining the Board or whenever there is a material change in their personal circumstances. The Nominating and Governance Committee then evaluates the changed circumstance and its impact on the Board member’s ability to continue effectively contributing to the oversight of the Company’s management and makes a recommendation to the Board on whether the member should continue to serve. The final decision, based upon the Committee’s recommendation, is made by the Board.

Board Responsibilities

Board members are expected to devote sufficient time and attention to carrying out their duties and responsibilities and to ensure that their other responsibilities, including service on other boards, do not interfere with their responsibilities as a member of Magnetek’s Board of Directors. Directors are expected to prepare for and attend all Board meetings and meetings of Committees to which they are assigned. Board members also attend the annual shareholder’s meetings if they are able to do so. The Company schedules Board meetings once each quarter and calls special and telephonic meetings when required. Last year, the Company held four regularly scheduled quarterly meetings, one special meeting and three telephonic meetings. All of the Directors attended at least 75% of the meetings. Mr. Galef, Mr. Boren and Mr. Wycoff attended the 2005 annual shareholders’ meeting.

A master Board meeting agenda and agendas for each of the Committees are prepared each year to cover recurring items and are submitted to the Chairman of the Board and to the Committees for review and approval. Proposed meeting agendas are submitted to the Chairman of the Board and the Committee Chairmen prior to each scheduled meeting to enable the Chairmen to revise the agenda and add additional topics for discussion, as appropriate. Materials relevant to the topics to be discussed are distributed prior to meetings and Directors are expected to review the materials and prepare for meetings in advance. At each quarterly meeting, the Board participates in focused discussions of each business group’s quarterly performance and key issues affecting the Company and its various businesses. At least annually, the Board formally reviews and discusses the Company’s business plan for the next year and its longer-term strategic objectives, as well as its succession plan.

Executive sessions with only independent Directors occur during each quarterly meeting, at the end of special and telephonic meetings at the discretion of the Board and at any other time deemed appropriate by the Board. The meetings are chaired by the Presiding Director. Paul Kofmehl served as the Presiding Director for executive sessions of independent Directors during fiscal 2006 and has been elected to serve in that capacity for fiscal 2007 as well. At least annually, the independent Directors meet formally in executive session to evaluate the Chief Executive Officer’s past year’s performance and to discuss and establish performance objectives for the next fiscal year.

All of the Directors participate in an annual evaluation of the Board’s effectiveness. Committee members also evaluate the effectiveness of the Committees on which they serve. The Directors also participate in a confidential evaluation of each other, which is reviewed by the Chairman of the Board and the results are disclosed, protecting anonymity, to the Chairman of the Nominating and Governance Committee to assist the Committee in making its recommendation of nominees for Board membership for the following year.

The Board, and each Committee, is authorized to engage independent outside financial, legal and other consultants as they deem necessary or appropriate. Directors also have full access to management. Committee responsibilities are detailed in each Committee charter and reports of Committee meetings are given to the full Board at each quarterly meeting so that the Board may act upon recommendations of the Committees and ratify their actions, as appropriate.

Alignment with Shareholder Interests

Directors are expected to represent the interests of all shareholders. As described in the Director Compensation section on page 19 of this Proxy Statement, all or a substantial portion of each Director’s compensation is linked to the Company’s stock performance and to the long-term interests of the Company’s shareholders. Directors are required to accept their annual Board and Committee

Chairmanship retainer fees in phantom shares of the Company’s common stock, and may elect to receive their meeting fees in phantom shares of common stock or cash. Currently, all of the Directors receive all of their compensation, including meeting fees, in phantom shares of common stock. The phantom stock is held in a rabbi trust and is not distributed until January of the year following the termination of a Director’s service on the Board. The Company does not have stock ownership requirements for its Directors because they all hold a substantial equity interest in the Company due to the requirements of the Directors’ compensation plan.

Senior management meets regularly with institutional investors and shareholders and reports to the Board on analyst and shareholder views of the Company.

Shareholder Communications With the Board

Shareholders who wish to communicate with the Board of Directors may do so in writing, addressed to the Chairman of the Board, c/o General Counsel, Magnetek, Inc., 8966 Mason Avenue, Chatsworth, California 91311.

The Board of Directors has instructed the General Counsel to distribute communications to the Chairman after determining whether the communication is appropriate for the duties and responsibilities of the Board. The General Counsel does not forward general surveys and mailings to solicit business, advertise products, resumes, product inquiries or complaints, sales communications or other communications that do not relate to the responsibilities of the Board.

Code of Conduct and Reporting of Ethical Concerns

Magnetek has adopted a Code of Conduct applicable to all of its employees and officers, including the Chief Executive Officer, Chief Financial Officer and principal accounting officer, and directors. A copy of the Code of Conduct is available on the Company’s website at www.magnetek.com and in print to any shareholder who requests a copy from the General Counsel/Corporate Secretary of Magnetek, Inc., 8966 Mason Avenue, Chatsworth, California 91311. Any request for a waiver of the Code of Conduct must be submitted to the Nominating and Governance Committee for approval and must be ratified by the full Board. As of the date of this Proxy Statement, no request for a waiver of the Code of Conduct has ever been made.

Magnetek has established procedures for employees, shareholders, and others to communicate concerns about ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the Audit Committee, which has responsibility for these matters. The concern may be anonymously communicated by contacting Signius at 866-428-1705. The Signius representative will transcribe the content of the call, maintaining the confidentiality of the caller even if contact information is left by the caller for follow-up purposes. Upon receipt of a communication, Signius immediately emails the content of the communication to the General Counsel and to the Chairman of the Audit Committee. All communications remain confidential and the identity of the caller, even if disclosed to Signius, is not disclosed to the General Counsel or the Audit Committee Chairman. As of the date of this Proxy Statement, one communication was made to Signius but the reported conduct was found, after a thorough investigation by the Company’s internal auditor and a report to the Audit Committee, to neither violate the Code of Conduct nor be unethical.

STANDING COMMITTEES OF THE BOARD

Audit Committee

Composition:	Separately designated committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Charter:

The Audit Committee operates under a written charter adopted by the Committee and approved and ratified by the Board of Directors, which is reviewed annually by the Committee. A copy may be found on the Company’s website at www.magnetek.com in the Investor’s section and is available in print to any stockholder who requests it from the General Counsel/Corporate Secretary at Magnetek, Inc., 8966 Mason Avenue, Chatsworth, California 91311.

Members:	Three independent Directors during fiscal 2006:
Dewain Cross, Chairman
Yon Jorden
Mitchell Quain
All of the above Directors served on the Audit Committee during fiscal 2006 and will remain on the Committee for fiscal 2007.
Independence:	Every member of the Audit Committee qualifies as independent under the Company’s independence guidelines and under guidelines established by the NYSE listing standards for Audit Committee membership.
Meetings:

During fiscal 2006, the Audit Committee held four regularly scheduled quarterly meetings and seven telephonic meetings. Each of the Committee Members attended at least 75% of the meetings during the time that they served on the Committee.

Self-Evaluation:	The Audit Committee performed a self-evaluation of its performance in fiscal 2006.
Experts:

The Board has determined that all of the Audit Committee members are financially literate under the NYSE Listing Standards and that Dewain Cross and Yon Jorden qualify as Audit Committee financial experts within the meaning of the SEC regulations and each of them has accounting or related financial management expertise as required by the NYSE listing standards.

Functions:	The following are the primary responsibilities of the Audit Committee. A more complete description of the Audit Committee’s responsibilities is set forth in the Committee Charter.

•  Appoints or replaces the independent registered public accounting firm and pre-approves all auditing services and engagement fees and terms and all non-audit services provided by the independent registered public accounting firm, except for non-audit services that fall within the de minimus exception set forth in Section 10A of the Securities Exchange Act of 1934, and monitors disclosure of the pre-approval of non-audit services in the Company’s periodic reports.

•  Assesses and ensures the independence, qualifications and performance of the independent registered public accounting firm, including a review and evaluation of the lead partner, taking into account the opinions of management and the Company’s internal auditors

•  Reviews and discusses with management and the independent registered public accounting firm (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the independent registered public accounting firm and the Company’s response to the letter; (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent registered public accounting firm activities or on access to requested information and management’s response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (f) earnings press releases using “pro forma” or “adjusted” non-GAAP information, and financial information and earnings guidance provided to analysts.

•  At least annually, obtains the independent registered public accounting firm written statement concerning any non-audit relationships between the auditor and the Company and assess the independence of the outside auditor as required under Independent Standard Boards Standard No. 1. and obtains the report regarding the auditor’s internal quality-control procedures and any material issues raised by the most recent quality-control review or peer review of the firm, and any steps taken to resolve any such issues.

•  Reviews and discusses with management and the independent registered public accounting firm the Company’s quarterly and annual audited financial statements, including matters required to be discussed pursuant to any relevant Statement on Auditing Standards.

•  Meets with the independent registered public accounting firm to review and approve its annual scope of audit and meets without management present to review and to discuss management’s response to findings;

•  Reviews the adequacy of the Company’s internal audit plan, responsibilities, budget and staffing, including the appointment, reassignment or dismissal of the director of internal audit and reviews findings from completed internal audits and progress reports on the proposed internal audit plan, together with explanations for any deviations from the original plan.

• Meets with the internal auditor to review and approve the annual scope of audit and meets without management present to discuss management’s response to findings.

•  Establishes and monitors the implementation of procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•  Reviews disclosures made by the Company’s principal executive officer and principal financial officer regarding compliance with their certification obligations as required by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

•  Reviews any reports of the independent registered public accounting firm mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtains from the independent auditors any information with respect to illegal acts in accordance with Section 10A.

•  Reviews at least annually the exceptions noted in the reports to the Audit Committee by the internal auditors and the independent registered public accounting firm and the progress made in responding to the exceptions.

•  Reviews and discuss with management the Company’s material contingent liabilities and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

• Prepares the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement

Compensation Committee (formerly the Compensation and Pension Committee)

Structure:

Separately designated committee. As of July 2006, the name of the Committee was changed from the “Compensation and Pension Committee” to the “Compensation Committee” to reflect the Board’s determination that oversight of the Company’s management of its pension funding obligation was a responsibility appropriate for attention by the full Board and its decision to move oversight of the obligation to the full Board.

Charter:

The Compensation Committee operates under a written charter adopted by the Committee and approved and ratified by the Board of Directors, which is reviewed annually. A copy may be found on the Company’s website at www.magnetek.com in the Investor’s section and is available in print to any shareholder who requests it from the General Counsel/Corporate Secretary of Magnetek at the address noted above.

Members:	Five independent Directors during fiscal 2006:
Mitchell Quain, Chairman
Dewain Cross
Yon Jorden
Paul Kofmehl
Robert Wycoff
All of the above Directors served on the Compensation Committee during fiscal 2006. All five will remain on the Committee for fiscal 2007.
Independence:	All of the Compensation Committee members are independent, as independence for Compensation Committee members is defined in the NYSE Listing Standards.
Meetings:	During fiscal 2006, the Compensation Committee held one meeting. All Committee members participated in the meeting.
Self-evaluation:	The Compensation Committee performed a self-evaluation of its performance in fiscal 2006.
Functions:	The following are the primary responsibilities of the Compensation and Pension Committee. A more complete description of the Committee’s functions is set forth in the Committee Charter.

•  Review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance, and set the CEO’s compensation. Review and approve the compensation of executives based upon the CEO’s evaluation of performance and recommendations;

• Review, evaluate and make recommendations to the Board on the overriding compensation strategy of the Company and periodically reassess the balance between short-term pay and long-term incentives;

•  Adopt, administer, approve and ratify awards under incentive compensation and equity-based plans and make recommendations with respect to performance or operating goals for participants in the Company’s plans.

•  Review and make recommendations to the Board regarding employment agreements, severance arrangements, change in control agreements for the CEO and the officers of the Company, and any special or supplemental benefits paid to the CEO and the officers; and

• Review and approve other large compensation expense categories such as employee benefit plans.

Nominating and Corporate Governance Committee.

Structure:	Separately designated committee of independent Directors.
Charter:

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Committee and approved and ratified by the Board of Directors. A copy may be found on the Company’s website at www.magnetek.com in the Investor’s section and is available in print to any stockholder who requests it from the General Counsel/Corporate Secretary of Magnetek at the address noted above.

Members:	Five independent Directors during fiscal 2006:
Robert Wycoff, Chairman
Dewain Cross
Yon Jorden
Paul Kofmehl
Mitchell Quain
All five will remain on the Committee during fiscal 2007.
Independence:	All of the Nominating and Corporate Governance Committee members are independent, as independence for governance committee members is defined in the NYSE Listing Standards.
Meetings:	One regularly scheduled meeting of the Nominating and Corporate Governance Committee was held during fiscal 2006. Each Committee member participated in the meeting.
Self-evaluation:	The Nominating and Corporate Governance Committee performed a self-evaluation of its performance in fiscal 2006.
Functions:	The following are the primary responsibilities of the Nominating and Corporate Governance Committee. A more complete description of the Committee’s functions is set forth in the Committee Charter.

•  Develops qualification criteria for Board membership and recommends nominees for Board membership. Considers nominations from shareholders that are submitted in accordance with the requirements for submission of shareholder proposals set forth on page 3 of this Proxy Statement.

•  Makes recommendations from time-to-time to the Board regarding the number of members that should serve on the Board and regarding the standing committees of the Board, including their structure and annual membership.

•  At least annually, evaluates the independence of each Board member and reports the results of such evaluation to the Board, and reviews and evaluates the individual contribution of each Director to the Board and each Committee.

• Reviews and analyzes Board compensation and makes recommendations to the full Board for consideration.
• Periodically reviews each Board member’s ownership of the Company’s common stock.
• Reviews periodically with the Chairman and Chief Executive Officer the succession plans relating to positions held by elected corporate officers.
• Reviews and reassesses at least annually the adequacy of the Corporate Governance Guidelines and Code of Ethics and recommends any proposed changes to the Board for approval.
• Considers and approves any requests for waivers of the Company’s Code of Ethics and oversees the Company’s compliance with disclosures of any such waivers to both the NYSE and the SEC.

DIRECTOR COMPENSATION

During fiscal 2006, the independent non-employee Directors, none of whom provide services to the Company or any of its subsidiaries other than as a Director, received the following compensation. None of the Directors received any other compensation from Magnetek.

Annual Board Chairmanship Retainer	$100,000 (100% paid in Magnetek common stock) (effective January 1, 2006)
Annual Retainer for Independent Non-Employee Directors (excluding Board Chairman)	$26,000 (100% paid in Magnetek common stock)
Annual Committee Chairmanship And Presiding Director Retainer	$4,000 (100% paid in Magnetek common stock)
Annual Retainer for Chairman of the Audit Committee	$12,000 (100% paid in Magnetek common stock)
Attendance fee for each Board Meeting*	$1,500 (paid in common Magnetek stock or cash)
Attendance fee for each Committee meeting attended in person (applicable only to the Chairman and members of the Committee)	$1,000 (paid in common Magnetek stock or cash)
Attendance fee for telephonic Board and Committee Meetings*	$500 (paid in common Magnetek stock or cash)

*                    The Chairman of the Board is not paid an additional fee for meetings. Currently, all of the Directors who receive fees for meetings have elected to be paid in common stock.

Mr. Boren does not receive any form of compensation for his services as a Director. Neither Mr. Boren nor Mr. Galef serve on any Board Committee.

Form of Payment of Board Fees.   Under the terms of the Magnetek Amended and Restated Director Compensation and Deferral Investment Plan (the “DDIP”), Directors are required to receive phantom shares of Magnetek’s common stock in lieu of cash for their annual retainer for Board membership and

Chairmanship fees. The phantom shares are held in a rabbi trust until January of the calendar year after the Director’s services on the Board of Directors terminates. One phantom share equates to one share of Company common stock. A Director may elect to receive payment of meeting fees in quarterly cash payments or in shares of phantom stock, provided the Director timely elects to defer the meeting fees in accordance with the requirements of the American Jobs Creation Act of 2004. The annual retainer, chairmanship fees and meeting fees are paid quarterly at the end of each calendar quarter. The Board Chairmanship retainer is paid at the beginning of each quarter.

Other Compensation.   Under Magnetek’s 1997 Non-Employee Director Stock Option Plan, as amended, each “qualifying” Director (any Director of Magnetek who on the date of the grant is a member of the Board of Directors and is neither an officer nor an employee of Magnetek or any of its subsidiaries) is automatically granted annually, on each June 30th, or as soon thereafter as practical, a non-qualified option to purchase 7,500 shares of Magnetek’s common stock. The per share exercise price of the option is the fair market value of a share of Magnetek’s common stock on the date of the grant. In fiscal year 2006, each Director who served on the Board as of June 30, 2006, except Mr. Boren, received an option to purchase 7,500 shares at a strike price of $2.53, which was the fair market value of the Company’s stock on June 30th. Fifty percent of the options granted vest on the first anniversary of the grant date and the remaining fifty percent vest on the second anniversary of the grant date.

BENEFICIAL OWNERSHIP OF MAGNETEK, INC. COMMON STOCK
BY DIRECTORS, OFFICERS AND CERTAIN OTHER OWNERS

The following table shows the amount of Magnetek, Inc. common stock beneficially owned by (a) each person or group believed to own more than 5% of Magnetek’s common stock outstanding on September 1, 2006; (b) each Director, (c) each executive officer named in the Summary Compensation Table on page 24 of this Proxy Statement (hereafter referred to as “Named Executive Officers”), and (d) all Directors and executive officers as a group.

	Number of Shares(1)	Percent(1)
SACC Partners LP (2)	3,040,046	10.37%
Riley Investment Management B.Riley & Co. Retirement Trust Bryant R. Riley 11100 Santa Monica Boulevard, Suite 800 Los Angeles, CA 90025
Dimensional Fund Advisors, Inc. (3) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	2,460,704	8.39%
Andrew G. Galef (4)	2,210,045	7.54%
Thomas G. Boren (5)	322,000	1.1%
Dewain K. Cross (6)	266,140	*
Yon Yoon Jorden (7)	11,250	*
Paul J. Kofmehl (8)	183,250	*
Mitchell I. Quain (9)	152,050	*
Robert E. Wycoff (10)	99,750	*
Antonio Canova (11)	622,433	2.1%
Alexander Levran (12)	603,375	2.1%
Pete McCormick (13)	195,650	*
David P. Reiland (14)	899,475	3.1%
Executive Officers and Directors as a group (14 persons) (15)	5,848,101	19.95%

*                    Less than one percent

Notes:

(1)          For purposes of this table, a person is deemed to have “beneficial ownership” of any security as of a given date when such person has the right to acquire such security within 60 days after such date. Except as indicated in these footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. The number of shares and percentage ownership amounts do not reflect amounts listed in the table representing common stock equivalents. The Company makes no representation as to the accuracy or completeness of amounts in this table that are identified in these footnotes as being provided according to public filings by or on behalf of the beneficial shareholders in question. For purposes of this table, the addresses of the Named Executives and the Directors shall be 8966 Mason Avenue, Chatsworth, California 91311.

(2)          According to the most recent public filings by or on behalf of SACC Partners LP, Riley Investment Management and B.Riley & Company, the filers have sole voting and dispositive power with respect to all of these shares.

(3)          According to the most recent public filings by or on behalf of Dimensional Fund Advisors, Inc., the fund has sole voting and dispositive power with respect to all of these shares.

(4)          Includes 1,549,154 shares issuable upon exercise of options by Mr. Galef. Also includes 616,954 shares held in a trust and 5,000 shares held by Mr. Galef’s spouse, each as to which Mr. Galef disclaims beneficial ownership. Does not include 23,169 shares of phantom stock held in the DDIP.

(5)          Includes 79,500 shares issuable upon exercise of options by Mr. Boren. Does not include 45,590 shares of phantom stock held in the Director’s Deferred Income Plan.

(6)          Includes 161,750 shares issuable upon exercise of options by Mr. Cross. Does not include 52,078 shares of phantom stock held in the DDIP.

(7)          Includes 11,250 shares issuable upon exercise of options by Ms. Jorden. Does not include 25,266 shares of phantom stock held in the DDIP.

(8)          Includes 171,250 shares issuable upon exercise of options by Mr. Kofmehl. Does not include 60,035 shares of phantom stock held in the DDIP.

(9)          Includes 52,750 shares issuable upon exercise of options by Mr. Quain. Also includes 99,300 shares held in trusts for the benefit of Mr. Quain’s children, as to which Mr. Quain disclaims beneficial ownership. Does not include 55,536 shares of phantom stock held in the DDIP.

(10)   Includes 85,750 shares issuable upon exercise of options by Mr. Wycoff. Also includes 14,000 shares held in a living trust, as to which Mr. Wycoff disclaims beneficial ownership. Does not include 60,611 shares of phantom stock held in the DDIP.

(11)   Includes 622,433 shares issuable upon exercise of options by Mr. Canova.

(12)   Includes 600,625 shares issuable upon exercise of options by Dr. Levran.

(13)   Includes 195,650 shares issuable upon exercise of options by Mr. McCormick.

(14)   Includes 817,894 shares issuable upon exercise of options by Mr. Reiland and 5,559 shares held in the 401(k) Plan as of September 1, 2006. Also includes 39,735 shares held in a living trust, as to which Mr. Reiland disclaims beneficial ownership.

(15)   Includes 4,630,407 shares issuable upon exercise of options by Executive Officers and Directors as a group as of September 1, 2006, and 5,559 shares held in the 401(k) Plan as of September 1, 2006. Also includes, for certain executive officers and Directors, shares held by spouses or children, as to which such executive officers and Directors disclaim beneficial ownership, and shares held by trusts, as to which such executive officers and Directors disclaim beneficial ownership.

RELATIONSHIPS AND RELATED TRANSACTIONS

On July 1, 1994, Magnetek entered into an Executive Management Agreement with the Spectrum Group, Inc. (the “Spectrum Agreement”) whereby Andrew Galef, the Chairman and Chief Executive Officer of the Spectrum Group, served as the President and Chief Executive Officer of Magnetek and oversaw the day-to-day management and operations of the Company and participated in strategic planning and other aspects of the business. In consideration for Mr. Galef’s services, the Spectrum Group received an annual fee, plus reimbursement of certain allocated and out of pocket expenses, but Mr. Galef received no direct compensation from Magnetek, including for his services as a Director. Mr. Galef voluntarily resigned his position as Magnetek’s President and Chief Executive Officer in May 2005 and has not actively participated in the Company’s day-to-day business operations since that time, although he continues to serve as Chairman of the Board. During fiscal 2006, Magnetek, Inc. paid a total of $390,030.17 for fees and expenses related to Mr. Galef’s services. The Spectrum Agreement expired on December 31, 2005 and was not extended.

PERFORMANCE GRAPH / RETURN TO SHAREHOLDERS

The following Performance Graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 that we make, except to the extent we specifically incorporate this Report.

The table and line graph shown below compare the cumulative total return for the last five years to shareholders of Magnetek common stock with the cumulative total return of the Standard & Poor’s SmallCap 600 Index and a peer group comprised of five publicly-traded companies engaged in businesses comparable to that of the Company and in management’s opinion most closely representative of the Company’s peer group. The graph and table assume an investment of $100 in the Company’s common stock and in each of the comparison groups beginning June 30, 2001, and assumes the reinvestment of all dividends.

Source: Bloomberg

Company Name	Jun-01	Jun-02	Jun-03	Jun-04	Jun-05	Jun-06
MAGNETEK INC	100.00	79.20	20.32	66.72	20.56	21.60
PEER GROUP INDEX	100.00	100.28	36.68	130.77	148.37	169.03
S&P SMALLCAP 600 INDEX	100.00	46.56	48.75	79.59	61.96	70.50

**Peer Group:         C&D Technologies Inc., Power One Inc., Satcon Technologies Corp., SL Industries, Inc., Vicor Corp

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
	Annual Compensation				Awards(1)
Name and Principal Position	Year	Salary(2)	Bonus	Other Annual Compensation	Restricted Stock Award(s)(3) $	Securities Underlying Options/SARs #
Thomas G. Boren	2006	$259,615	$0	$0
Chief Executive Officer	2005	28,846	0	0	506,400
	2004	0	0	0
David P. Reiland	2006	$353,076	$0	$0	159,275	0
Executive Vice President and	2005	338,038	0	0		0
Chief Financial Officer	2004	289,000	0	0		300,000

Alexander Levran	2006	$337,500	$0	$0	159,275	0
Executive Vice President	2005	323,125	0	0		0
and Chief Technology	2004	266,250	0	0		200,000
Officer
Antonio Canova	2006	$329,306	$0	$0	159,275	0
Executive Vice President	2005	341,207	33,750	0		0
	2004	249,863	0	0		200,000
Peter McCormick	2006	$284,615	$50,000	$0	159,275	0
Executive Vice President	2005	249,038	45,251	0		0
	2004	225,000	0	0		55,000

Notes:

(1)          The Long-Term Compensation columns for disclosure of LTIP Payouts and the “All Other Compensation” column were deleted from the above table because there are no amounts to report in those categories for any fiscal year covered by this table for any of the Named Executive Officers.

(2)          The amounts reflected in the salary column for fiscal year 2004 reflect a voluntary salary reduction ranging between 10% and 20% of base salary taken by each of the Named Executive Officers, except Mr Boren, during the fourth quarter. Mr. Boren’s annual salary is $250,000. The amount in the salary column for fiscal year 2005 reflects compensation received by Mr. Boren for his services as Chief Executive Officer from May 9, 2005 to July 3, 2005. The amount disclosed in the salary column reflects one pay period that fell in fiscal 2006 for wages earned in fiscal 2005, accounting for the extra $9,615 paid to Mr. Boren in fiscal 2006. This column does not reflect any amounts Mr. Boren was paid for his services as a Director of the Company.

(3)          This column reflects grants of 57,500 restricted shares granted to each of the Named Executives during fiscal year 2006. The restricted stock was granted under the 2004 Stock Incentive Plan of Magnetek, Inc., (the “2004 Plan”) and vests on January 1, 2009. Each Named Executive is entitled to receive a certificate representing the restricted shares upon vesting. This column also reflects a grant of 240,000 incentive stock units to Mr. Boren during fiscal year 2005 as an employment inducement under Section 303A.08 of the New York Stock Exchange Listed Company Manual. The incentive stock units were granted outside the 2004 Plan and each unit represents the right to receive one share of the Company’s common stock. The units vested on June 23, 2005 but Mr. Boren is not entitled to receive the certificate representing the incentive stock units until a date that is at least six (6) months after termination of his employment for any reason or upon the consummation of a “change in ownership or effective control” of Magnetek or a “change in the ownership of a substantial portion of the assets” of Magnetek within the meanings ascribed to such terms in the Treasury Department regulations issued under Section 409A of the Internal Revenue Code.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

This table is omitted because there were no stock options or SAR grants to any Named Executive Officer during fiscal 2006.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Shown below is information regarding the value of each Named Executive Officer’s unexercised options at the end of fiscal 2006.(1)

	Number Of Securities Underlying Unexercised Options At Fiscal Year-End		Value Of Unexercised In-The-Money Options At Fiscal Year-End(2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas G. Boren	79,500	0	$1,200	$0
David P. Reiland	817,894	0	$0	$0
Alexander Levran	600,625	0	$0	$0
Antonio Canova	622,433	0	$0	$0
Peter McCormick	195,650	0	$0	$0

Notes:

(1)          The table does not contain columns (b) and (c), showing the number of shares acquired on exercise and the value realized upon such exercise because none of the Named Executive Officers exercised options during fiscal year 2006.

(2)          The closing market price of the Company’s common stock on June 30, 2006, was $2.70. Only Mr. Boren held options that were in the money as of fiscal year-end.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

The table disclosing information regarding shares, units or other rights awarded under long-term incentive plans is not included in this Proxy Statement because Magnetek does not compensate its executives and key employees under plans that qualify as long-term incentive plans under Item 402(a)(7)(iii) of Regulation S-K.

PENSION PLAN

The Company maintains the Magnetek FlexCare Plus Retirement Pension Plan (the “Retirement Plan”), a defined benefit pension plan that covers certain employees. The Retirement Plan was established upon the merger of certain defined benefit retirement plans previously maintained by Magnetek. Effective October 29, 2002, the Retirement Plan was frozen with respect to new participants and effective June 30, 2003, the Retirement Plan was frozen with respect to existing participants.

Although the Retirement Plan is a defined benefit plan, each non-union participating employee’s accrued benefit is determined by the “cash balance” credited to the employee’s retirement account prior to June 30, 2003. The accounts are maintained for bookkeeping purposes only. After June 30, 2003, the date the Retirement Plan was frozen with respect to existing participants, compensation-based account credits were discontinued. In the past, the actual percentage of compensation credited to a participant’s account varied depending upon years of vesting service with the Company. Interest, based upon the rates payable on certain U.S. Treasury debt instruments, is and will continue to be credited to each participant’s account annually. Distributions are paid to vested participants in the form of a 10-year certain life annuity (unless a joint and survivor annuity is required or an alternative form of payment, such as a lump sum, is elected) in a monthly amount equal to the actuarial equivalent of the employee’s retirement account.

The following is the estimated annual benefit payable under the Retirement Plan to Messrs. Levran, McCormick and Reiland upon retirement at normal retirement age (payable in the form of a 10-year certain life annuity): Alex Levran—$17,794; Peter McCormick—$19,862; David Reiland—$46,839. Messrs. Boren and Canova do not participate in the Retirement Plan. For purposes of calculating the benefits payable to the participants, including the Named Executive Officers, the projections assume interest will continue at the 2006 rate of 4.68%, as compared to 2.75% last year, resulting in higher projected benefits. Because no additional compensation credit has been given to participants in the Retirement Plan since June 30, 2003, projected benefits for Messrs. Levran and Reiland are significantly less than the projections reported for each of them in Proxy Statements issued prior to the freeze. The amounts disclosed above for Messrs. Levran, McCormick and Reiland are not expected to be subject to any reduction or offset for Social Security benefits or other significant amounts.

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

The Company has no equity compensation plans or individual compensation arrangements under which equity securities of the Company are issuable that have not been approved by its shareholders; although options remain outstanding under one plan no longer in effect that was not approved by shareholders. The following table reflects information as of the end of the Company’s 2006 fiscal year with respect to securities issuable under the Company’s equity compensation plans (including individual compensation arrangements), all of which securities are shares of the Company’s common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved By Security Holders	6,122,293	$8.64	3,280,646 (1)
Equity Compensation Plans Not Approved by Security Holders	966,898	$7.86	0
Total	7,089,191	$8.53	3,280,646

(1)          Excluding the 6,122,293 noted in column (a).

EMPLOYMENT AND OTHER AGREEMENTS

Employment Agreements:   On June 28, 2005 the Board of Directors approved a written Employment Agreement with Thomas Boren. The agreement generally provides for a one-year term with automatic renewals, base compensation equal to $250,000, plus discretionary bonuses, and a grant of 240,000 incentive stock units as an employment inducement award to be paid six months after his termination of employment or upon the consummation of certain events described in footnote 3 of the Summary Compensation Table on page 24, whichever is earlier. The agreement also provides for certain benefits upon a change of control of the Company. No other executive officer or employee has an employment agreement with the Company.

Change of Control Agreement:   In October 1998, and from time to time thereafter upon the employment of senior officer-level corporate employees, the Company has entered into change of control agreements that provide for the payment of certain benefits upon termination of employment in connection with a “change of control” of the Company, as defined in such agreements. The termination benefits include: (a) a single lump-sum payment equal to (1) any accrued vacation and unpaid base salary and bonus, plus (2) a prorated portion of the executive’s bonus for the fiscal year in progress, plus (3) an amount equal to 1.5 times the executive’s base compensation, as defined in the agreements; (b) continuation of certain benefits for a period of 18 months following termination of employment; and (c) outplacement services. In addition, upon the occurrence of a change of control, the executive fully vests in all outstanding stock options and restricted stock awards, if any. There are no other agreements between the Company and any of the executives listed in the compensation table. The Spectrum Agreement described in the “Relationships and Related Transactions” section of this Proxy Statement expired December 31, 2005.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

During fiscal 2006, Mitchell Quain served as Chairman of the Compensation Committee and Dewain Cross, Yon Jorden, Paul Kofmehl and Robert Wycoff served as Committee members. None of the Company’s Compensation Committee members was, during the past fiscal year, an officer or employee of the Company, nor is any member a former employee of the Company. None of the Compensation Committee members and none of the Company’s executive officers has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity and no interlocking relationship existed in fiscal 2006.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 that we make, except to the extent we specifically incorporate this Report.

Committee Responsibility:   The Compensation Committee is composed entirely of independent Directors, consistent with NYSE Listing Standards. As more fully described in the report on standing committees of the Board of Directors (see pages 17-18 of this Proxy Statement), the Compensation Committee is responsible for developing executive compensation and benefit strategies consistent with creating an incentive to achieve superior performance and with aligning the interests of the Company’s management with that of its shareholders. Annually, the Committee evaluates the performance of the senior executives with respect to the Company’s objectives, makes recommendations to the Board with respect to the CEO’s compensation and approves proposed adjustments for executive officers.

Compensation Strategy:   The Committee’s guiding objective is to establish a strategy that attracts, motivates and retains top quality executive leadership that will achieve and maintain superior levels of performance, resulting in greater shareholder returns. The Committee is also committed to making a significant portion of each executive’s compensation at risk and dependent upon the Company’s performance and creation of shareholder value, which is accomplished through stock grants and option awards.

The Committee believes that both short-term and long-term incentive compensation should reflect the performance of the Company as well as the individual contribution of each executive. Salary and bonus payments are primarily designed to reward current and past performance, recognizing that the primary goal of the Company and the Compensation Committee is to create long-term value for shareholders. The principal tool used to achieve the long-term incentive goal is the periodic grant of stock options and other equity awards to key employees. Equity is awarded to provide incentives for superior long-term future performance, as well as to reward exemplary past performance and as a tool for retention of executive officers and key employees. Equity awards are directly linked to shareholders interests because the potential value of the awards is directly related to the price of the Company’s common stock.

Program Elements:   The compensation program for executive officers and senior management for fiscal year 2006 consisted of annual base salary, as well as incentive compensation in the form of a bonus program and long-term incentives in the form of stock grants and options.

Base Salary:   The Committee believes that executive compensation should reflect the scope of the individual’s responsibilities, the Company’s performance and the contribution of each executive to the Company’s success. Market competitiveness and equitable principles are central elements of the Committee’s compensation policies and the compensation of the Company’s executives, whether cash or equity based, is evaluated by comparison to that of executives at peer companies listed in the performance graph and chart who hold the same positions or have substantially similar levels of responsibility, as well as by comparison to other executives within the Company who have comparable levels of responsibility. To evaluate the competitiveness of the Company’s compensation plan, the Committee reviews publicly disclosed compensation information of the peer companies as well as broad-based compensation surveys of other manufacturing and/or electronic equipment companies of similar size and performance.

The Committee’s decisions concerning the total cash compensation (base salary plus bonus) of individual executive officers during fiscal year 2006 were based primarily upon consideration of Magnetek’s performance against its fiscal 2006 plan.

Bonus.   At the beginning of fiscal 2006, the Committee adopted a formula for achievement of bonuses based upon the individual performance of each business unit and the performance of the consolidated company. Employees eligible to participate in the bonus plan include officers of the corporation, certain members of the corporate staff and members of the business group management teams. Each participant has an opportunity to earn between 15% and 75% of their annual salary as a bonus, depending upon their level of participation, which is based upon responsibility and ability to impact results. The fiscal 2006 formula had two components: (1) operating profit, given a 75% weight; and (2) improvement in accounts receivable days and inventory turns (ARI), given a 25% weight. Bonuses were not earned, regardless of improvement in ARI, unless operating profit reached 80% of plan. Executives and officers at the business unit level were eligible to achieve a bonus based 100% upon the performance of their respective business units under the above guidelines. Executives and officers at the corporate level were eligible to achieve a bonus based 25% upon the performance of the Power Control Systems (PCS) business, 25% upon the performance of the Power Electronics Group (PEG) business, and 50% upon the consolidated performance of the Company with respect to profit only. The Committee believes the measures adopted for the fiscal 2006 bonus plan to be key drivers of stock performance over time and were appropriate measures for the program.

The Power Control Systems (PCS) group was the only business division to earn a bonus for fiscal 2006 by achieving plan for operating profit and achieving partial ARI targets. The total bonus payout to the group was $771,596, including a $172,219 bonus paid to Mr. McCormick, the corporate level executive responsible for the PCS group. Mr. McCormick’s bonus was paid in fiscal 2007 and is not reflected in the compensation table of this Proxy Statement. The Power Electronics Group (PEG), including Mr. Canova, the corporate level executive responsible for the PEG group, did not earn a bonus for fiscal 2006. Executives and officers at the corporate level earned twenty five percent (25%) of their target bonus for fiscal 2006 as a result of the PCS group’s performance. The total bonus payout to the corporate group was $404,359, including a $93,075 bonus paid to David Reiland, and a $88,696 bonus paid to Alexander Levran. Mr. Reiland’s and Mr. Levran’s bonuses were paid in fiscal 2007 and are not reflected in the compensation tables of this Proxy Statement.

Stock Options.   Magnetek provides its employees with long-term incentive compensation opportunities through awards of stock options and other forms of equity compensation. On August 22, 2005, 500,000 shares of restricted stock were granted to certain Officers and key employees under the 2004 Stock Incentive Plan of Magnetek, Inc., which was approved by shareholders at the 2004 annual meeting. No other stock option awards were granted under any plan during fiscal 2006.

Chief Executive Officer Compensation.   The fee paid to the Spectrum Group for management services provided by Andrew Galef during fiscal 2006 was pursuant to the Spectrum Agreement described in the section of this Proxy Statement titled “Relationships and Related Transactions”. The Spectrum Group did not receive a bonus for fiscal 2006.

Thomas Boren, the Company’s Chief Executive Officer since May 9, 2005, receives a compensation package that consists of base salary, plus the opportunity to earn annual and long-term incentive awards. A material portion of Mr. Boren’s overall compensation is long-term incentive based, which the Committee believes is important to aligning his interests with those of the Company’s shareholders. Mr. Boren’s annual base salary is $250,000, lower than that of any CEO in the peer companies used in the performance chart on page 18 of this Proxy Statement; however, Mr. Boren is eligible to earn a bonus equal to 100% of his annual salary if certain performance targets are met. At the time of his employment, he also received 240,000 incentive stock units as an employment inducement in compliance with Section 303A.08 of the NYSE Listed Company Manual, all of which vested on June 23, 2005. Mr. Boren will not receive the certificate representing the shares unless and until certain events described in his employment agreement occur (see footnote 3 to the Summary Compensation Table).

At the July 24, 2006 meeting of the Compensation Committee, approved a grant of 200,000 shares for Mr. Boren. The grant rewards Mr. Boren for his efforts over the past year to redefine the strategic direction of the Company and to implement a plan consistent with the Company’s objective of reducing its debt. Mr. Boren has elected to defer the shares pursuant to the terms of the Director Compensation and Deferral Investment Plan (“DDIP”). Because this compensation is payable to Mr. Boren in his capacity as an officer of Magnetek and the DDIP currently permits only directors to defer compensation, the deferral of Mr. Boren’s bonus is subject to the approval of the amended DDIP by Magnetek’s shareholders at the annual meeting, as described elsewhere in this Proxy Statement.

Tax Deductibility Considerations.   The Committee has considered the limitations of Internal Revenue Code Section 162(m), which disallows a tax deduction for any publicly held corporation with respect to individual compensation exceeding $1 million in any taxable year for any executive named in the Proxy Statement, unless compensation is performance-based. None of the Named Executive Officers received compensation in excess of $1 million in fiscal 2006 and the Committee does not currently expect the compensation of any of the Named Executive Officers to exceed the $1 million threshold in fiscal year 2007. While the Committee intends to pursue a strategy of maximizing the deductibility of compensation paid to executive officers in fiscal year 2007, it also intends to maintain the flexibility to take actions that it considers to be in Magnetek’s best interest and to take into consideration factors other than tax deductibility.

This report on executive compensation is provided by the Compensation Committee for fiscal 2006, which was comprised of the following Directors. The Committee is satisfied that the compensation strategy of the Company fosters a performance-oriented culture and is aligned with the long-term interests of the Company’s shareholders.

Mitchell Quain (Chairman)
Dewain Cross
Yon Yoon Jorden
Paul J. Kofmehl
Robert Wycoff

REPORT OF THE AUDIT COMMITTEE

The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended July 2, 2006 with Magnetek’s management, its internal auditors, and with representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm. Both management and representatives of the independent registered public accounting firm represented to the Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. In connection with the Committee’s review of the financial statements, the Committee considered and discussed the quality of the financial reporting and disclosures, management’s assessment of the Company’s internal control over financial reporting and Ernst & Young’s evaluation of the Company’s internal control over financial reporting. As required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), the Committee also discussed and reviewed with Ernst & Young critical accounting policies and practices, internal controls, and the scope of audits performed by Ernst & Young, as well as matters relating to Ernst & Young’s judgment about the quality and acceptability of the Company’s accounting principles as applied in its financial reporting. The Committee relies, without independent verification, on the information provided to it and on the representations of management and the independent registered public accounting firm.

The Committee met independently with representatives of Ernst & Young to review and discuss their independence from management and the Company, and received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented from time to time. The Committee has further reviewed all fees paid to Ernst & Young during the fiscal year and has considered the compatibility of Ernst & Young’s performance of non-audit services with the maintenance of Ernst & Young’s independence as the Company’s public accounting firm.

Based on the above-mentioned review and discussions with management and the accountants, the Audit Committee recommended to the Board that the audited financial statements be included in Magnetek’s Annual Report on Form 10-K for the fiscal year ended July 2, 2006 for filing with the SEC.

Dewain K. Cross (Chairman)
Yon Jorden
Mitchell I. Quain

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Based solely upon a review of the forms filed with the SEC by Magnetek’s officers and Directors regarding their ownership of and transactions in the Company’s common stock and upon written representations from the officers and Directors that no additional forms were required, the Company believes that during fiscal 2006 each officer and Director complied with the Section 16(a) filing requirements of the Securities and Exchange Act of 1934, except as noted in this paragraph. In February 2006, a Form 4 report for shares of common stock representing chairmanship retainer fees paid to Andrew Galef at the beginning of the third quarter was filed six weeks late due to an oversight. The Form 4 was immediately filed upon discovery of the mistake.

APPENDIX A

MAGNETEK, INC.

AMENDED AND RESTATED DIRECTOR AND OFFICER COMPENSATION
AND DEFERRAL INVESTMENT PLAN

Article 1.   Establishment and Purposes

1.1          Establishment.   Magnetek, Inc., a Delaware corporation (the “Company”), established, effective as of October 21, 1997, an amended and restated director pay and deferred compensation plan, which shall be known as the “Magnetek, Inc. Amended and Restated Director and Officer Compensation and Deferral Investment Plan” (the “Plan”), for members of the Board of Directors who are not employees or officers of the Company. The Plan is hereby amended and restated effective as of January 1, 2005 (the “2005 Restatement”), which amendment and restatement is intended as good faith compliance with Section 409A of the Code (as defined below) and the regulations and other Treasury Department guidance promulgated thereunder (“Section 409A”). The 2005 Restatement shall only apply to (i) “amounts deferred” (within the meaning of Section 409A) by Directors (as defined below) in taxable years beginning both before and after December 31, 2004, and any earnings thereon and (ii) all amounts deferred by Key Executives (as defined below) under the Plan and any earnings thereon (collectively, “Section 409A Deferrals”). The provisions of the Plan in existence prior to the 2005 Restatement shall continue to govern “amounts deferred” (within the meaning of Section 409A) by Directors in taxable years beginning before January 1, 2005, and any earnings thereon (collectively, “Grandfathered Deferrals”). In addition, this amendment and restatement of the Plan extends participation in the Plan, with respect to compensation earned on or after January 1, 2006, to certain Key Executives of the Company. From and after January 1, 2006, the Plan shall be comprised of two  separate sub-plans, one for the benefit of Directors (the “Director Plan”) and one for the benefit of Key Executives (the “Key Executive Plan”). The Key Executive Plan is a nonqualified deferred compensation plan which is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, as defined below. The Director Plan is not subject to ERISA. This document is also intended to constitute the Summary Plan Description for the Plan.

1.2          Purpose.   The primary purposes of the Plan are (i) to provide Directors with the opportunity to defer voluntarily a portion of their Director’s Fees (as defined below), subject to the terms of the Plan, (ii) to provide certain Key Executives with the opportunity to defer voluntarily a portion of their Compensation (as defined below), subject to the terms of the Plan and (iii) to encourage ownership of common stock by Directors and Key Executives and thereby align their interests more closely with the interests of the stockholders of the Company. By adopting the Plan, the Company desires to enhance its ability to attract and retain Directors and Key Executives of outstanding competence.

Article 2.   Definitions

Whenever used herein, the following terms shall have the meanings set forth below, and, when the defined meaning is intended, the term is capitalized:

(a)          “Board” or “Board of Directors” means the Board of Directors of the Company.

(b)          “Board Meeting” means any meeting of the Board of Directors or of any committee thereof on which the Director serves and for which the Director is entitled to receive Meeting Fees.

(c)          “Bonus” means an incentive award payable by the Company to a Key Executive with respect to the Key Executive’s services under the Magnetek Incentive Compensation Plan, or such other bonus or incentive compensation plan or program of the Company, and, in each case, shall be deemed earned only upon award by the Company.

(d)          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e)          “Committee” means the Compensation Committee of the Board or such other committee of two (2) or more Directors appointed by the Committee to administer the Plan pursuant to Article 3.

(f)           “Company” means Magnetek, Inc., a Delaware corporation.

(g)          “Compensation” means an Employee’s gross Salary and Bonus.

(h)          “Director” means a member of the Board of Directors of the Company who is neither an employee nor an officer of the Company.

(i)           “Director’s Fees” means a Director’s Retainer Fees and Meeting Fees, whether payable in cash or stock or any combination thereof.

(j)           “Disability” means that a Participant has become “disabled” as such term is defined under Section 409A.

(k)          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(l)           “Fair Market Value” means (i) the mean between the highest and lowest sales prices of a share of the Company’s stock on the principal exchange on which shares of the Company’s stock are then trading, if any, on such determination date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred, as such prices are quoted in The Wall Street Journal; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the mean between the highest and lowest sales prices (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such determination date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on such determination date, as determined in good faith by the Board; or (iv)  if the Company’s stock is not publicly traded, the fair market value established by the Board in good faith.

(m)        “Key Executive” means any non-union, full-time, salaried employee of the Company who is an officer or other key executive of the Company and who qualifies as a “highly compensated employee or management employee” within the meaning of Title I of ERISA.

(n)          “Meeting Fees” means the fees paid to a Director on a per meeting basis for attending a meeting of the Board of Directors or a committee thereof.

(o)          “Participant” means a Director or Key Executive who is actively participating in the Plan.

(p)          “Plan” means this Magnetek, Inc. Amended and Restated Director and Officer Compensation and Deferral Investment Plan, as it may be amended from time to time.

(q)          “Retainer Fees” means annual retainer fees paid to a Director for serving as a member of the Board of Directors or as a Chairman of a committee thereof for a full year’s service on the Board or such lesser amount as may be payable to any Director in respect of services on the Board of less than a full year.

(r)          “Salary” means all regular, basic wages, before reduction for amounts deferred pursuant to the Plan or any other plan of the Company, payable in cash to a Key Executive for services to be rendered during the Year, exclusive of any Bonus, other special fees, awards, or incentive compensation, allowances, or amounts designated by the Company as payment toward or reimbursement of expenses.

(s)          “Specified Employee” means any Participant who is a “specified employee” (as such term is defined under Section 409A) of the Company. The “identification date” (as defined under Section 409A) for purposes of identifying Specified Employees shall be September 30 of each calendar year. Individuals identified on any identification date shall be Specified Employees as of January 1 of the calendar year following the year of the identification date. In determining whether or not an individual is a Specified Employee as of an identification date, all individuals who are nonresident aliens during the entire 12-month period ending on such identification date shall be excluded for purposes of determining which individuals will be Specified Employees.

(t)           “Stock” means common stock of the Company, par value $0.01 per share.

(u)          “Value” means the fair market value of the cash and/or Stock a Director receives (or, absent deferrals hereunder, is entitled to receive) as Director’s Fees.

(v)          “Year” means a calendar year.

Article 3.   Administration

3.1          Authority of the Committee.   The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company. In addition, any power of the Committee hereunder may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Stock issued hereunder or other transaction with respect to the Plan to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934, as amended. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan, provided that such Committee consists solely of two (2) or more non-employee directors within the meaning of Section 16(b) of the Securities Exchange Act of 1934. In addition, subject to the terms of the Plan, and to the extent permissible under Section 16 of the Securities Exchange Act of 1934, as amended, the Board or the Committee may delegate ministerial duties to any executive or executives of the Company.

Subject to the provisions herein, the Committee shall have full power and discretion to issue Stock to Participants in accordance with the terms of the Plan; to select Key Executives for participation in the Plan; to determine the terms and conditions of each Director’s or Key Executive’s participation in the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan’s administration; to amend (subject to the provisions of Article 11 herein) the terms and conditions of the Plan and any agreement entered into under the Plan; and to make other determinations which may be necessary or advisable for the administration of the Plan.

3.2          Decisions Binding.   All determinations and decisions of the Board and/or the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, conclusive, and binding on all parties and shall be given the maximum possible deference allowed by law.

3.3          Claims Procedure.

(a)          Director Claims.   Any Director making a claim for benefits under this Plan may contest the Committee’s decision to deny such claim or appeal therefrom only by submitting the matter to binding arbitration before a single arbitrator. Any arbitration shall be held in Los Angeles, California, unless otherwise agreed to by the Committee. The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator’s authority shall be limited to the affirmation or reversal of the Committee’s denial of the claim or appeal, and the arbitrator shall have no power to alter, add to, or subtract from any provision of this Plan. The arbitrator’s decision shall be final and binding on all parties, if warranted on the record and reasonably based on applicable law and the provisions of this Plan. The arbitrator shall have no power to award any punitive, exemplary, consequential, or special damages, and under no circumstances shall an award contain any amount that in any way reflects any of such types of damages. Each party shall bear its own attorney’s fees and costs of arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(b)          Key Executive Claims.

(1)                             Any Participant who is a Key Executive has the right to make a written claim for benefits under the Plan. If such a written claim is made, and the Committee wholly or partially denies the claim, the Committee shall provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant:

(i)           the specific reason or reasons for such denial;

(ii)          specific reference to pertinent Plan provisions on which the denial is based;

(iii)                         a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)                           an explanation of the Plan’s claims review procedure and time limits applicable to those procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) if the claim is denied on appeal.

(2)                             The written  notice of any claim denial pursuant to Section 3.3(b) shall be given not later than thirty (30) days after receipt of the claim by the Committee, unless the Committee determines that special circumstances require an extension of time for processing the claim, in which event:

(i)                                 written notice of the extension shall be given by the Committee to the claimant prior to thirty (30) days after receipt of the claim;

(ii)                             the extension shall not exceed a period of thirty (30) days from the end of the initial thirty (30) day period for giving notice of a claim denial; and

(iii)                         the extension notice shall indicate (A) the special circumstances requiring an extension of time and (B) the date by which the Committee expects to render the benefit determination.

(3)                             The decision of the Committee shall be final unless the claimant, within sixty (60) days after receipt of notice of the claims denial from the Committee, submits a written request to the Committee for an appeal of the denial. During that sixty (60) day period, the claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant  to the claim for benefits. The claimant shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits as part of the claimant’s appeal. The claimant may act in these matters individually, or through his or her authorized representative.

(4)                             After receiving the written appeal, if the Committee, or its delegate, shall issue a written decision notifying the claimant of its decision on review, not later than thirty (30) days after receipt of the written appeal, unless the Committee determines that special circumstances require an extension of time for reviewing the appeal, in which event:

(i)                                 written notice of the extension shall be given by the Committee prior to thirty (30) days after receipt of the written appeal;

(ii)                             the extension shall not exceed a period of thirty (30) days from the end of the initial thirty (30) day review period;

(iii)                         the extension notice shall indicate (A) the special circumstances requiring an extension of time and (B) the date by which the Committee expects to render the appeal decision.

(5)                             The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is received by the Committee, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing of the appeal. If the period of time for reviewing the appeal is extended as permitted above, due to a claimant’s failure to submit information necessary to decide the claim on appeal, then the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(6)                             In conducting the review on appeal, the Committee shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. If the Committee upholds the denial, the written notice of decision from the Committee shall set forth, in a manner calculated to be understood by the claimant:

(i)           the specific reason or reasons for the denial

(ii)          specific reference to pertinent Plan provisions on which the denial is based;

(iii)                         a statement that the claimant is entitled to be receive, upon request and free of charge, reasonable access to , and copies of, all documents, records and other information relevant  to the claim for benefits; and

(iv)         a statement of the claimant’s right to bring a civil action under ERISA 502(a).

(7)                             If the Plan or any of its representatives fail to follow any of the above claims procedures, the claimant shall be deemed to have duly exhausted the administrative remedies available under the plan and shall be entitled to pursue any available remedies under ERISA Section 502(a), including but not limited to the filing of an action for immediate declaratory relief regarding benefits due under the Plan.

(c)          The Secretary of the Company is hereby designated as agent of the Plan for the service of legal process.

3.4          Indemnification.   Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a defendant, or in which he or she may be a party by reason of any act or omission by such Board member in his or her capacity as an administrator of the Plan, and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a

matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 4.   Participation

4.1          Participation.   Those members of the Board of Directors who are not employees or officers of the Company, and those Key Executives who has been designated as eligible to participate in the Plan with respect to any Year beginning after December 31, 2005 by the Committee shall participate in the Plan. Notwithstanding anything herein to the contrary, unless the Committee determines otherwise, the Company’s Chief Executive Officer shall be eligible to participate in the Plan with respect to any Year beginning after December 31, 2005.

In the event a Participant no longer meets the requirements for participation in the Plan, such Participant shall become an inactive Participant, retaining all the rights described under the Plan, except the right to make any further deferrals or, if applicable, receive payment of Directors’ Fees in Stock, until such time that the Participant again becomes an active Participant.

4.2          Participation.   Participation in the Plan by Key Executives shall be determined by resolution of the Committee annually or at such other time selected by the Committee.

4.3          Partial Year Participation.   In the event that a Director or Key Executive first becomes a Participant during a Year, such Participant shall be notified by the Company of his or her participation, and the Company shall provide each such Participant with “Election to Defer Forms,” which must be completed by the Participant as provided in Sections 6.2 and 6.3 herein and “Election to Receive Stock Forms,” which must be completed by the Participant as provided in Sections 5.2 and 5.3 herein; provided, however, that such Participant may only make an election to defer with respect to that portion of his or her Director’s Fees or Compensation, as applicable, for such Year which are to be earned after the filing of the election and such Participant may only make an election to receive payment of Meeting Fees in stock with respect to that portion of his or her Meeting Fees for such year which are to be earned after the filing of the election.

Article 5.   Stock in Lieu of Cash Director’s Fees

5.1          Payment in Stock.   Subject to Section 5.5 herein, a Director shall receive Stock in lieu of the annual cash Retainer Fees otherwise payable to each Director each year for so long as this Plan is in effect, to the extent and subject to the terms and conditions set forth in this Article 5. In addition, a Director may elect to receive Stock in lieu of cash Meeting Fees payable to such Director each year for so long as this Plan is in effect, to the extent and subject to the terms and conditions set forth in this Article 5.

5.2          Stock Payment Procedures.   The number of shares of Stock to be paid in lieu of cash Retainer Fees or cash Meeting Fees (in the event of an election by a Director to so receive Stock in lieu of cash Meeting Fees) on each payment date shall be equal to (i) the amount of the cash Retainer Fees or cash Meeting Fees, as applicable, payable to each Director at the rates then in effect divided by (ii) the Fair Market Value of Stock as determined on the most recent practicable date preceding the payment date. No fractional shares of Stock shall be granted; instead, the cash remainder shall be paid to the Participant. The Company shall deliver to each Participant each month as payment of Retainer Fees one or more certificates representing the Stock, registered in the name of the Participant (or if directed by the Participant, in the joint names of the Participant and his or her spouse). The Company shall deliver to each Participant who has filed an “Election to Receive Stock Form” as payment of Meeting Fees one or more certificates representing the Stock, registered in the name of the Participant (or, if directed by the Participant, in joint names of the Participant and his or her spouse) at the times such Meeting Fees are customarily paid by the Company.

5.3          Method of Electing to Receive Stock in Lieu of Cash Meeting Fees.   In order to receive Stock in lieu of cash Meeting Fees under the Plan, the Director must complete and deliver to the Company a written “Election To Receive Stock Form” on which he or she designates the election to receive Stock. Participants shall make their elections to receive payment in Stock for their Meeting Fees under the Plan no later than the date immediately prior to the date of the Board Meeting to which such Meeting Fees relate. All elections to receive payment in Stock for Meeting Fees shall be made on an “Election to Receive Stock Form,” as described herein and shall be delivered by the Participant to the Committee (or its delegate) as described in Section 12.1 herein. The election to receive payment in Stock for Meeting Fees shall automatically remain in effect for all periods the Participant participates in the Plan until revoked or changed by the Participant.

The election may be revoked or changed with respect to future Board Meetings by filing with the Committee (or its delegate) a new election on an “Election to Receive Stock Form” no later than the day immediately prior to the date of the next Board Meeting for which the Participant shall receive Meeting Fees.

5.4          Rights of the Participant.   Except for the terms and conditions set forth in this Plan, a Participant paid Stock in lieu of the cash Retainer Fees or cash Meeting Fees shall have all of the rights of a holder of the Stock, including the right to receive dividends paid on such Stock and the right to vote the Stock at meetings of stockholders of the Company. Upon delivery, such Stock will be nonforfeitable.

5.5          Special Circumstances.   The Committee shall have the authority, in its sole discretion, to permit all of a Director’s Retainer Fees to be paid in cash, rather than in Stock, in the event that a Director establishes, to the satisfaction of the Committee, that special circumstances warrant such cash payment. The merit of the Director’s special circumstances plea shall be judged by the Committee. The Committee’s decision as to whether the Director’s special circumstances plea justifies the cash payment of the Director’s Retainer Fees shall be final, conclusive, and not subject to appeal.

Article 6.   Deferral Opportunity

6.1          Amount Which May Be Deferred.   A Participant who is a Director may elect to defer up to one hundred percent (100%) of his or her Retainer Fees for any Year and up to one hundred percent (100%) of his or her Meeting Fees for each Board Meeting during any Year. The amount of Retainer Fees and Meeting Fees to be deferred shall be expressed as a percentage of the Value of the fees otherwise payable (in cash or Stock) for the Participant’s service as a Director of the Company. A Participant who is a Key Executive may elect to defer up to one hundred percent (100%) of Salary and/or Bonus in any Year. The minimum amount of any single eligible component of Compensation which may be deferred in any Year is the greater of five percent (5%) of such component or one thousand dollars ($1,000). In addition, an election to defer Compensation in any Year shall be expressed by each Participant in minimum increments of either five percent (5%) of the applicable component of Compensation or one thousand dollars ($1,000) or such other form acceptable to the Committee.

6.2          Deferral Election for Retainer Fees.   Participants shall make their elections under the Plan to defer their Retainer Fees no later than December 20 prior to the beginning of each Year, or not later than thirty (30) calendar days following notification of initial eligibility to participate herein (with respect to Retainer Fees not yet earned or paid). All elections to defer Retainer Fees shall be made on an “Election to Defer Form,” as described herein and shall be delivered by the Participant to the Committee (or its delegate) as described in Section 12.1 herein. The deferral election with respect to Retainer Fees shall automatically remain in effect for the Year in question (for which it shall be irrevocable) and for all subsequent periods the Participant participates in the Plan until revoked or changed by the Participant. The deferral may be revoked or changed with respect to future Years only by delivering a new election on an “Election to Defer Form” no later than December 20 prior to the beginning of the Year.

Participants who are Directors shall make the following elections on an “Election to Defer Form”:

(a)          The amount to be deferred with respect to his or her Retainer Fees for the Year, pursuant to the terms of Section 6.1 herein; and

(b)          The form of payment to be made to the Participant at the end of the deferral period, pursuant to the terms of Section 6.6 herein.

6.3          Deferral Election for Meeting Fees.   Participants shall make their elections to defer their Meeting Fees under the Plan no later than December 20 prior to the beginning of each Year or no later than thirty (30) calendar days following notification of initial eligibility to participate in the Plan (with respect to Meeting Fees not yet earned or paid). All elections to defer Meeting Fees shall be made on an “Election to Defer Form,” as described in Section 6.2 herein and shall be delivered by the Participant to the Committee (or its delegate) as described in Section 12.1 herein. On the “Election to Defer Form” described in Section 6.2, the Participant shall elect (in addition to any other relevant elections described in Section 6.2 herein) the amount to be deferred with respect to his or her Meeting Fees for each Board Meeting, pursuant to the terms of Section 6.1 herein. The deferral election with respect to Meeting Fees shall automatically remain in effect for the Year in question (for which it shall be irrevocable) and for all subsequent periods the Participant participates in the Plan until revoked or changed by the Participant. The deferral may be revoked or changed with respect to future Board Meetings by filing with the Committee (or its delegate) a new election on an “Election to Defer Form” no later than December 20 prior to the beginning of the Year.

6.4          Deferral Election for Compensation.   Participants shall make their elections under the Plan to defer their Compensation no later than December 20 prior to the beginning of each Year, or not later than thirty (30) calendar days following notification of initial eligibility to participate herein (with respect to Compensation not yet earned or paid). All elections to defer Compensation shall be made on an “Election to Defer Form,” as described herein and shall be delivered by the Participant to the Committee (or its delegate) as described in Section 12.1 herein. The deferral election with respect to Compensation shall automatically remain in effect for the Year in question (for which it shall be irrevocable) and for all subsequent periods the Participant participates in the Plan until revoked or changed by the Participant. The deferral may be revoked or changed with respect to future Years only by delivering a new election on an “Election to Defer Form” no later than December 20 prior to the beginning of the Year.

Participants who are Key Executives shall make the following elections on an “Election to Defer Form”:

(a)          The amount to be deferred with respect to his or her Salary and/or Bonus for the Year, pursuant to the terms of Section 6.1 herein; and

(b)          The form of payment to be made to the Participant at the end of the deferral period, pursuant to the terms of Section 6.6 herein.

6.5          Length of Deferral.   Except as otherwise provided in Section 6.8, the amounts deferred by each Participant and the accumulated earnings thereon shall be paid (or commence to be paid) to the Participant as provided in Sections 6.6 and 6.7 herein in January following the Year in which the termination of the Participant’s service as a Director or Key Executive of the Company occurs for any reason other than death. Notwithstanding anything herein to the contrary, a Participant who is a Director and subsequently ceases to qualify as a Director as a result of his or her becoming a Key Executive shall not be deemed to have terminated service for purposes of the Plan until such time as the Participant terminates service as both a Key Executive and a member of the Board. In the event of the Participant’s death, the payment of the amounts deferred and the accumulated earnings thereon (or, in the event of death following commencement of installment payments, the remaining unpaid balance thereof) shall be made in a single lump sum payment in the form provided in Section 6.7 herein as soon as administratively practical after the Participant’s death.

Notwithstanding anything herein to the contrary: no distributions to a Specified Employee that are to be made as a result of the Specified Employee’s termination from service for any reason other than death or Disability shall be made or commence prior to the date that is six months after the date of termination from service, or such shorter period that, in the opinion of counsel, is sufficient to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A (the “Section 409A Taxes”); provided that any distributions that otherwise would have been payable during such six-month (or shorter) period shall continue to accrue earnings under Section 7.2 and shall be distributed (together with any earnings thereon) in lump sum on the first day following the expiration of such six-month (or shorter) period.

6.6          Form of Payment of Deferred Amounts.   Subject to Section 6.8, Participants shall be entitled to elect to receive payment of amounts deferred in any Year, together with earnings accrued thereon, at the end of the deferral period in a single lump sum payment or by means of installments, pursuant to the form elected by the Participant at the time the Participant elected to defer such amounts. If no election is made with respect to amounts deferred in one or more Years (and earnings accrued thereon), the Participant will be paid such amounts in a single lump sum. Notwithstanding anything herein to the contrary, all of a Participant’s Grandfathered Deferrals shall be paid in the same form.

(a)          Lump Sum Payment.   Such payment of deferred amounts and earnings accrued thereon shall be made to the Participant in January following the Year in which he ceases to serve as a Director and/or Key Executive, or at such later date, in each case, as set forth in Section 6.5 herein.

(b)          Installment Payments.   Participants may elect to receive the payout of deferred amounts and earnings accrued thereon in annual installments, with a minimum number of installments of two (2), and a maximum number of installments of ten (10). The initial payment shall be made in January following the Year in which he ceases to serve as a Director and/or Key Executive, or at such later date, in each case, as set forth in described in Section 6.5 herein. The remaining installment payments shall be made in January of each Year thereafter, until the Participant’s entire deferred account has been paid in full. Earnings shall continue to accrue on the deferred amounts in the Participant’s deferred account, as provided in Section 7.2 of this Plan. The amount of each installment payment shall be equal to the balance remaining in the Participant’s deferred account immediately prior to each such payment, multiplied by a fraction, the numerator of which is one (1), and the denominator of which is the number of installment payments remaining.

Subject to the following rules, with respect to Grandfathered Deferrals a Participant may elect to change a form of benefit elected pursuant to this Section 6.6 by filing a revised election form on an “Election to Defer Form,” as described in Section 6.2 herein, specifying the new form of distribution:

(1)                             An election to change the form of distribution must be made no later than December 31 at least one (1) full Year prior to the payout commencement date as described in Section 6.5 herein. If a new election is submitted after this date, the election shall be null and void, and the form of distribution shall be determined under the Participant’s original election.

(2)                             Any election to change the form of distribution from installments to a lump sum is subject in all cases to the approval of the Board.

(3)                             No further election to change a form of distribution shall be permitted with respect to amounts already subject to a revised election submitted pursuant to this Section 6.6.

Participants shall not be permitted to change the form of their distributions with respect to Section 409A Deferrals.

Notwithstanding anything to the contrary herein, if the deferred amounts and accumulated earnings thereon to be paid to a Participant in the form of installments is less than $50,000, the Committee may elect at or before the time such installments are schedules to commence, in its sole and absolute discretion, to make payment of such amounts to the Participant in a single lump sum, notwithstanding the Participant’s election to receive such amounts in the form of installments.

6.7          Type of Payment of Deferred Amounts.   All payment of deferred amounts hereunder shall be made in shares of Stock, provided that cash in lieu of fractional shares of Stock may be distributed.

6.8          Financial Hardship.   The Committee shall have the authority to alter the timing or manner of payment of deferred amounts in the event that the Participant establishes, to the satisfaction of the Committee, severe financial hardship. In such event, the Committee may, in its sole discretion:

(a)          Authorize the cessation of deferrals by such Participant under the Plan; or

(b)          Provide that all, or a portion, of the amount previously deferred by the Participant shall immediately be paid in a lump sum payment; or

(c)          Provide that all, or a portion, of the installments payable over a period of time shall immediately be paid in a lump sum payment.

For purposes of this Section 6.8, with respect to Grandfathered Deferrals, “severe financial hardship” shall mean any financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Participant. For purposes of this Section 6.8, with respect to Section 409A Deferrals, “severe financial hardship” shall mean shall mean an unforeseeable emergency which constitutes a severe financial hardship of the Participant or beneficiary resulting from an illness or accident of the Participant or beneficiary, the Participant’s or beneficiary’s spouse, or the Participant’s or beneficiary’s “dependent” (as defined in Section 152(a) of the Code); loss of the Participant’s or beneficiary’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or beneficiary. In any event, payment may not be made to the extent such emergency is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; and (iii) by cessation of deferrals under the Plan. Withdrawals of amounts because of a severe financial hardship may only be permitted to the extent reasonably necessary to satisfy the hardship, plus to pay taxes on the withdrawal. Examples of what are not considered to be severe financial hardships include the need to send a Participant’s child to college or the desire to purchase a home. The Participant’s account will be credited with earnings in accordance with the Plan up to the date of distribution.

The severity of the financial hardship shall be judged by the Committee. The Committee’s decision with respect to the severity of financial hardship and the manner in which, if at all, the Participant’s future deferral opportunities shall be ceased, and/or the manner in which, if at all, the payment of deferred amounts to the Participant shall be altered or modified, shall be final and conclusive.

Article 7.   Deferred Compensation Accounts

7.1          Participants’ Accounts.   The Company shall establish and maintain an individual bookkeeping account for deferrals made by each Participant under Article 6 herein. Each account shall be credited as of the date the amount deferred otherwise would have become due and payable to the Participant and as provided in Section 7.2. Each Participant’s account shall be one hundred percent (100%) vested at all times.

7.2          Gains and Losses on Deferred Amounts.   Each Participant’s account for deferrals will be deemed to be invested in Stock, including any dividends paid thereon (which will be deemed to be reinvested in such Stock). Each Participant’s account will thus be adjusted and increased or decreased by the results of such deemed investment from the time Plan deferrals are credited under Section 7.1 until distributed pursuant to Article 6 hereof.

7.3          Charges Against Accounts.   There shall be charged against each Participant’s deferred account any payments made to the Participant or to his or her beneficiary.

7.4          Designation of Beneficiary.   Each Participant shall designate a beneficiary or beneficiaries who, upon the Participant’s death, will receive the deferred amounts that otherwise would have been paid to the Participant under the Plan. All designations shall be signed by the Participant, and shall be in such form as prescribed by the Committee. Each designation shall be effective as of the date delivered to the Chief Human Resources Officer of the Company by the Participant.

Participants may change their designations of beneficiary on such form as prescribed by the Committee. The payment of amounts deferred under the Plan shall be in accordance with the last unrevoked written designation of beneficiary that has been signed by the Participant and delivered by the Participant to the Chief Human Resources Officer of the Company prior to the Participant’s death.

In the event that all the beneficiaries named by a Participant pursuant to this Section 7.4 predecease the Participant, the deferred amounts that would have been paid to the Participant or the Participant’s beneficiaries shall be paid to the Participant’s estate.

In the event a Participant does not designate a beneficiary, or for any reason such designation is ineffective, in whole or in part, the amounts that otherwise would have been paid to the Participant or the Participant’s beneficiaries under the Plan shall be paid to the Participant’s estate.

Article 8.   Rights of Participants

8.1          Contractual Obligation.   The Plan shall create a contractual obligation on the part of the Company to make payments from the Participants’ accounts when due. Payment of account balances shall be made out of the general funds of the Company.

8.2          Unsecured Interest.   No Participant or party claiming an interest in deferred amounts of a Participant shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company. The Company shall have no duty to set aside or invest any amounts credited to Participants’ accounts under this Plan.

Nothing contained in this Plan shall create a trust of any kind or a fiduciary relationship between the Company and any Participant. Nevertheless, the Company may establish one or more trusts, with such trustee as the Committee may approve, for the purpose of providing for the payment of deferred amounts and earnings thereon. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s general creditors in the event of the Company’s bankruptcy or insolvency. To the extent any deferred amounts and earnings thereon under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such deferred amounts and earnings thereon shall remain the obligation of, and shall be paid by, the Company.

8.3          No Guarantee of Principal or Earnings.   Nothing contained in the Plan shall constitute a guarantee by the Company or any other person or entity that the amounts deferred hereunder will increase or shall not decrease in value due to the deemed investment of such amounts in Stock. The Stock may be a volatile investment and decreases in the value thereof may result in a loss of some or all of the principal amounts deferred hereunder. Thus, it is possible for the value of a Participant’s account to decrease as a result of its deemed investment in Stock, if the value of the Stock decreases.

Article 9.   Number and Source of Shares Available Under the Plan

Subject to adjustments as provided in this Article 9, the shares of Stock that may be issued under the Plan shall not exceed an aggregate of 1,100,000 shares of Stock. The Company shall reserve a sufficient number of shares of Stock for purposes of the Plan, as determined by the Committee. Such shares may be previously issued and outstanding shares of Stock reacquired by the Company and held in its treasury, or may be authorized but unissued shares of Stock, or may consist partly of each. If the Company shall at any time increase or decrease the number of outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Stock, then the Committee may increase, decrease, or change in like manner the number, rights and privileges of the shares issuable under the Plan as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence in order to prevent dilution or enlargement of Participants’ rights under the Plan.

Article 10.   Withholding of Taxes

The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy any Federal, state, and local withholding tax requirements, or to deduct from all payments made pursuant to the Plan amounts sufficient to satisfy any withholding tax requirements.

Article 11.   Amendment and Termination

The Company hereby reserves the right to amend, modify, or terminate the Plan at any time by action of the Board, with or without prior notice. No such amendment or termination shall in any material manner adversely affect any Participant’s rights to amounts already deferred or earned or earnings thereon up to the point of amendment or termination or any rights of such Participant under any Stock theretofore paid to him or her hereunder, without the consent of the Participant. Notwithstanding anything herein to the contrary, to the extent permissible under Section 409A without the imposition of the Section 409A Taxes, in the event of any termination, the Board, in its sole and absolute discretion may elect to liquidate the Plan and distribute to each Participant all amounts deferred under the Plan (and earnings thereon) in a lump sum or in installments; provided that all such distributions (i) commence no earlier than the date that is twelve (12) months following the date of such termination (or such earlier date permitted under Section 409A without the imposition of the Section 409A Taxes) and (ii) are completed by the date that is twenty-four (24) months following the date of such termination (or such later date permitted under Section 409A without the imposition of the Section 409A Taxes).

Article 12.   Miscellaneous

12.1       Notice.   Unless otherwise prescribed by the Committee, any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Chief Human Resources Officer of the Company. Notice to the Chief Human Resources Officer of the Company, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

12.2       Consideration for Stock Issued.   Stock will be paid under the Plan in consideration of the services of Participants as directors, employees and/or officers of the Company.

12.3       Compliance with Securities Laws, Listing Requirements, and Other Laws and Obligations.   The Company shall not be obligated to deliver any shares of Stock under this Plan, (a) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, (b) if the outstanding Stock is at the time listed on any stock exchange, or quoted on any automated quotation system, until the shares to be delivered have been listed or authorized to be listed or quoted on such exchange or system upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to the payment of Stock, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

12.4       No Shareholder Rights Conferred.   Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any rights of a shareholder of the Company unless and until shares of Stock are issued to such Participant upon the payment of Stock.

12.5       No Right to Stock.   Nothing in the Plan shall be construed to give any Director or Key Executive any right to a grant of common stock under the Plan unless all conditions described within the Plan are met as determined in the sole discretion of the Committee.

12.6       Granted Shares Have Same Status as Issued Shares.   Any shares of common stock of the Company issued as a stock dividend, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to shares of common stock granted pursuant to the Plan shall have the same status and be subject to the same restrictions as the shares granted.

12.7       Nontransferability.   Except as provided below, Participants’ rights to deferred amounts, contributions, and earnings accrued thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, nor shall the Company make any payment under the Plan to any assignee or creditor of a Participant.

Notwithstanding the foregoing, the Committee shall provide for distributions from a Participant’s deferred compensation account to the extent required by a court order that the Committee determines to satisfy the requirements of a qualified domestic relations order within the meaning of Section 206(d)(3) of ERISA. The amounts assigned to an alternate payee under such an order shall be paid in a lump sum distribution as soon as administratively practical after the Committee determines that the order meets the requirements of a qualified domestic relations order. All payments made pursuant to any such order shall be charged against the Participant’s deferred compensation account.

12.8       Severability.   In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.9       Gender and Number.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

12.10     Costs of the Plan.   All costs of implementing and administering the Plan shall be borne by the Company.

12.11     Successors.   All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company

12.12     Applicable Law.   Except to the extent preempted by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the state of Tennessee.

12.13     Effective Date.   This amendment and restatement of the Plan shall become effective at the time that it is approved by the Board, subject to approval by the stockholders of the Company by a majority of the votes cast by the holders of the common stock, present in person or represented by proxy, and entitled to vote.

ANNUAL MEETING OF STOCKHOLDERS OF

MAGNETEK, INC.

October 25, 2006

PROOF # 1
COMMON

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors:			FOR AGAINST ABSTAIN
☐ FOR ALL NOMINEES	NOMINEES: Andrew G. Galef Thomas G. Boren	2. Ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2007	☐ ☐ ☐
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	Dewain K. Cross Yon Yoon Jorden Paul J. Kofmehl Mitchell I. Quain	3. Approval of the Second Amendment to the Magnetek, Inc. Amended and Restated Director Compensation and Deferral Investment Plan.	☐ ☐ ☐
☐ FOR ALL EXCEPT (See instructions below)	Robert E. Wycoff	4. The undersigned hereby confers upon the proxies the discretion to act upon such other business as may properly come before said meeting or adjournment thereof.
Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the proxy statement dated September 29, 2006 is hereby acknowledged.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROOF # 1
COMMON

1

MAGNETEK INC.

ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 25, 2006
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints DAVID P. REILAND and TINA D. MCKNIGHT or either of them, attorneys and proxies, to represent the undersigned, with power of substitution, to appear and to vote all shares of stock of MAGNETEK, INC. (the “Company”) which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 701 Stone Canyon Road, Los Angeles, California, on October 25, 2006 at 10:00 a.m. and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder named on the reverse side. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3, and in the proxies’ discretion on any other matters coming before the meeting.

(Continued and to be signed on the reverse side)

COMMENTS:

14475

ANNUAL MEETING OF STOCKHOLDERS OF

MAGNETEK, INC.

October 25, 2006

PROOF # 1
COMMON	PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone	COMPANY NUMBER
and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
-OR-
INTERNET - Access “www.voteproxy.com”
and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors:			FOR AGAINST ABSTAIN
☐ FOR ALL NOMINEES	NOMINEES Andrew G. Galef Thomas G. Boren	2. Ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2007	☐ ☐ ☐
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	Dewain K. Cross Yon Yoon Jorden Paul J. Kofmehl Mitchell I. Quain	3. Approval of the Second Amendment to the Magnetek, Inc. Amended and Restated Director Compensation and Deferral Investment Plan.	☐ ☐ ☐
☐ FOR ALL EXCEPT (See instructions below)	Robert E. Wycoff	4. The undersigned hereby confers upon the proxies the discretion to act upon such other business as may properly come before said meeting or adjournment thereof.
Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the proxy statement dated September 29, 2006 is hereby acknowledged.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.